EX 10.9
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PROTERRA INC. IF PUBLICLY DISCLOSED.SUBJECT TO FED. R. EVID. 408

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made and entered into as of November 13, 2021 (the “date of this Lease”) by and between Proterra Operating Company, Inc., a Delaware corporation (hereinafter referred to as “Tenant”), and Carolina CC Venture XXXVII, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”);

W I T N E S S E T H

1.PREMISES. For and in consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord certain premises (Suite 100) (the “Premises”) containing approximately 327,139 square feet and known as Building One (the “Building”) as more particularly set forth on the Leasing Plan attached hereto as Exhibit “A” and incorporated herein by reference, and located on that certain 25.58 acre tract of land more particularly described on Exhibit “B” (the “Land”). The Premises, together with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining to said Premises, and the Land are hereinafter collectively referred to as the “Property”.

TO HAVE AND TO HOLD the Premises for the Demised Term, as hereinafter defined.

2.TERM.

A.The Term of this Lease (hereinafter referred to as the “Demised Term”) shall be for a period commencing on the Commencement Date, as hereinafter defined, and ending one hundred twenty-two (122) full calendar months thereafter, unless sooner terminated as provided in this Lease or unless further extended pursuant to the Renewal Term(s) described in Paragraph 32 below; provided, however, that, in the event the Commencement Date is not the first day of a calendar month, the Demised Term shall extend for the remainder of the calendar month in which the Commencement Date occurs plus said number of months.

The “Commencement Date” shall be November 13, 2021.

B.Landlord shall have no obligation to perform or cause the performance of construction of any improvements to the Premises other than (i) Landlord represents and warrants that the HVAC, plumbing, electrical and life safety systems serving the Premises and installed by Landlord shall be in good working order for one (1) year following the Commencement Date (excluding any repairs, non-routine maintenance, or replacements required due to the acts, omissions, negligence or intentional misconduct of Tenant or its agents, employees, contractors, licensees, vendors or other parties acting on behalf of Tenant), and (ii) Landlord represents and warrants that all loading doors on the Premises shall be free from latent defects for the first one (1) year following the Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on the Commencement Date, in an "as is" condition except for the work and warranties set forth in this grammatical paragraph, subject to delays caused by any Force Majeure Event (see Paragraph 30.O. below). Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises in the form attached hereto as Exhibit “E”.

3.BASE RENT.

A.Tenant agrees to pay Landlord rent for the Premises (“Base Rent”), in advance, without demand, deduction or set off, for the Demised Term in an amount equal to [***] per month ([***] per rentable square foot); provided, however, that Base Rent shall be abated in full through January 7, 2022 and Tenant shall have no obligation to pay Base Rent from October 13, 2021 to and through January 7, 2022. The first monthly installment of Base Rent shall be due and payable on January 1, 2022 and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month thereafter during the Demised Term, except that the rent payment for any fractional calendar month at the commencement or end of the Demised Term shall be prorated on the basis of a thirty-day month and provided, moreover, that the first installment of Base Rent due on January 1, 2022 shall be reduced on a prorata basis (using thirty-day month basis) to reflect a rent start date of January 8, 2022 to ensure that Tenant receives the full benefit of the of Base Rent abatement described above in this Paragraph 3.A.

B.Landlord and Tenant agree that the Base Rent set forth in Paragraph 3.A. above shall increase by three percent (3%) at the beginning of the thirteenth (13th) full calendar month of the Demised Term, which adjusted rent amount shall remain in effect for the next twelve (12) consecutive months and shall increase by three percent (3%) each twelve (12) months thereafter for the balance of the Demised Term; it being the express intention of the parties that in the event the Commencement Date is not the first day of a calendar month, the anniversary date of the rent adjustment hereunder shall be the first day of the first full calendar month. Whenever Base Rent is escalated under this Lease based on a percentage increase, the resulting escalated Base Rent amount shall be rounded up or down to the nearest whole dollar.

4.LETTER OF CREDIT.

A.Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the “Letter of Credit”) in the face amount of [***], naming Landlord as beneficiary and Tenant as applicant, issued by a federally insured banking or lending institution (i.e., insured by the FDIC) with a retail banking branch located within the continental United States reasonably acceptable to Landlord (the “Issuer”) and otherwise in form and substance reasonably acceptable to Landlord. Landlord approves Bank of America, N.A. as a potential Issuer of the Letter of Credit. The Letter of Credit shall (i) provide for partial draws, (ii) allow for presentation requested via facsimile (confirmed by telephone notice) or by presentation at Issuer’s counters), (iii) be extended automatically and without amendment, for additional one- year periods unless at least sixty (60) days prior to the expiration date or any future expiration date, the Issuer has provided written notice to Landlord that Issuer is electing not to extend the expiration date of the Letter of Credit, and
(iv) be transferrable by the beneficiary thereunder. Tenant shall be solely responsible for all costs of transferring the Letter of Credit. The Letter of Credit (or a replacement thereof otherwise complying with the requirements of this Paragraph 4) must be maintained at all times during the Demised Term and for a period of sixty (60) days after the expiration of the Demised Term.

The Letter of Credit will secure the Tenant’s obligations under this Lease. Upon the occurrence of an Event of Default by Tenant as set forth in Paragraphs 21.A., 21.B., 21.C. and/or 21. D. of this Lease (as used in this Paragraph 4, a “Material Event of Default”), Landlord, in Landlord’s sole discretion, may present a full or partial drawing of the Letter of Credit for the amounts then due and owing to Landlord under this Lease (including, without limitation, if an Event of Default has occurred pursuant to Paragraphs 21.B., 21.C., and/or 21.D. hereof, a full or partial drawing for the unamortized balance of Landlord’s Costs, as more particularly set forth in Paragraph 22 below). The Letter of Credit will be reduced by any partial draws.

In the event Landlord draws upon the Letter of Credit, Tenant shall present to Landlord a replacement Letter of Credit in the full amount of Letter of Credit, as the same may have been reduced pursuant to the Reduction Amount set forth below, as applicable, satisfying all of the terms and conditions of this Paragraph 4.A. within twenty-one (21) days after receipt of notice from Landlord of such draw. Tenant’s failure to do so within such 21- day period will constitute an Event of Default hereunder (Tenant hereby waiving any additional notice and grace or cure period), and upon such Event of Default Landlord shall be entitled to immediately exercise all rights and remedies available to it hereunder, at law or in equity.

In the event a replacement Letter of Credit is not provided within thirty (30) days after the date of Issuer’s notice of nonrenewal as set forth above, Landlord, shall have the right to draw the full amount of the Letter of Credit. Provided that no Material Event of Default shall have occurred hereunder at the time of such drawing, any such amount paid to Landlord by the Issuer of the Letter of Credit shall be held in a segregated account by Landlord as security for the performance of Tenant’s obligations hereunder. Any interest earned on such amounts shall be the property of Landlord. Landlord’s election to draw the Letter of Credit and to hold the proceeds of the drawing under the Letter of Credit in a segregated account shall not be deemed a cure of any default by Tenant hereunder, other than Tenant’s failure to maintain the Letter of Credit as required hereunder; provided, however, as and when Landlord applies such proceeds to the outstanding amounts due from Tenant to Landlord in connection with such monetary Event(s) of Default, such specific monetary Event(s) of Default shall be deemed cured. Tenant acknowledges that any proceeds of a draw made under the Letter of Credit and thereafter held in a segregated account by Landlord may be used by Landlord to cure or satisfy any obligation of Tenant hereunder as if such proceeds were instead proceeds of a draw made under a Letter of Credit that remained outstanding and in full force and effect at the time such amounts are applied by Landlord to cure or satisfy any such obligation of Tenant. Tenant hereby affirmatively disclaims any interest Tenant has, may have, claims to have, or may claim to have in any proceeds drawn by Landlord under the Letter of Credit and held in accordance with the terms hereof.

Upon the expiration of the Letter of Credit that occurs sixty (60) days following the end of the Demised Term of this Lease (whether by expiration or earlier termination hereof), provided that Tenant is not then in default under this Lease, Landlord shall either (1) return the Letter of Credit to the Issuer or its successor (or as such issuer may direct in writing) or, (2) if the Letter of Credit has been drawn and the proceeds deposited into a segregated account as provided above, any remaining and unapplied proceeds shall be released to Tenant.

B.In addition to the foregoing, Landlord will have the right to require Tenant to have a new Letter of Credit issued in accordance with the above requirements from a different issuer if either the original Issuer is placed on an FDIC “watch list”, if the FDIC or similar state or federal banking regulatory agency is appointed as receiver or conservator for such Issuer or if Landlord analyzes such Issuer’s capitalization, asset quality, earnings, and/or liquidity and in Landlord’s sole and absolute discretion, disapproves of such Issuer’s financial wherewithal and ability to remain as the issuer of the Letter of Credit. Such new Letter of Credit must comply with the foregoing requirements and must be issued within thirty (30) days of Landlord’s demand therefore.

C.[Intentionally Deleted]

D.Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any cash held by Landlord after a draw upon the Letter of Credit be deemed to be or treated as a “security deposit” within the meaning of South Carolina law. The parties hereto: (A) recite that the Letter of Credit and/or any cash held by Landlord after a draw upon the Letter of Credit, as the case may be, is not intended to serve as a security deposit and any and all laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevance thereto; and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have under, relating to or arising from the Security Deposit Laws.

E.Tenant acknowledges and agrees that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Bankruptcy Code, and that the Landlord may apply the Letter of Credit to its state law damages without limiting or reducing in any way, its claim for damages resulting from the rejection of the Lease under Section 502(b)(6) of the Bankruptcy Code.

F.Provided that no Material Event of Default shall have occurred by the Tenant under this Lease, for the twelve (12) month period preceding the applicable LOC Reduction Dates (as set forth below), Landlord will submit a reduction certificate to the Issuer on the applicable LOC Reduction Date advising that the balance of the Letter of Credit shall be reduced by the following amounts, or the Tenant may provide a substitute Letter of Credit in the amount(s) specified below (which such replacement Letter of Credit shall otherwise comply with all requirements set forth herein):

LOC Reduction Date	Reduction Amount	Substitute Letter of Credit Amounts
First (1st) day of the twenty-fifth (25th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the thirty-seventh (37th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the forty-ninth (49th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the sixty-first (61st) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the seventy-third (73rd) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the eighty-fifth (85th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the ninety-seventh (97th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the one hundred ninth (109th) full calendar month following the Commencement Date	[***]	[***]
First (1st) day of the one hundred twenty-first (121st) full calendar month following the Commencement Date	[***]	[***]

G.Notwithstanding the foregoing, should a Material Event of Default be then occurring as of any LOC Reduction Date specified above, or if a Material Event of Default has occurred during the period preceding the applicable LOC Reduction Date as specified above, Landlord shall be under no obligation to submit any reduction certificate at any time thereafter in order to reduce the Letter of Credit.

5.USE. The Premises shall be used only for general office purposes, and for the purpose of warehousing, distribution, receiving, storing, shipping, assembly and light manufacturing and selling (other than retail) non-hazardous products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however in no event shall the Premises or the Property be used for heavy manufacturing, which for purposes of this Lease shall include by way of example the following uses: steel or metal production, battery cell production, concrete production, mining, refining, manufacturing of pharmaceutical products and chemicals, manufacturing or compounding process of large volumes of raw materials into refined products. In furtherance of the foregoing, the Premises may be used for the following uses (collectively, the “Intended Use”): (1) the storage and assembly of battery pack modules and enclosures, which such processes may include, but not be limited to, light manufacturing, spot welding, testing and connecting modules, (2) vertical integration and assembly processes related to the foregoing, (3) research and development operations for electric bus fabrication and development, (4) ancillary and related office use, and (5) the interior storage of the various component parts of the battery pack modules and enclosures and various bus components, including, but not limited to lithium ion battery cells, base plates, top covers, vent rails, manifolds, electrical components, metal fabrication parts, seats, wall panels and other miscellaneous bus components. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, notwithstanding the foregoing, Tenant shall be permitted to store bus bodies (i.e., complete shells of buses), trucks, trailers and fully assembled, working buses [all of the foregoing in good repair] outside the Premises in that certain location shown as “Outdoor Storage” on Exhibit “A”. Tenant shall at its own cost and expense, obtain any and all other licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits, and Tenant shall not use the Premises for the generation, storage, transportation, or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances. Notwithstanding the foregoing or anything to the contrary herein, Landlord hereby specifically approves and allows the Premises to be used for the Intended Use subject to compliance with all applicable laws and the terms and conditions of this Lease.

6.TAXES.

A.Landlord agrees to pay before delinquency, all taxes, assessments and governmental charges of any kind and nature whatsoever, including any fee in lieu of taxes (hereinafter collectively referred to as “taxes”) lawfully levied or assessed against the Property. For purposes of this Lease, the term “taxes” shall mean the actual amounts paid by Landlord after taking into account the benefits of any applicable tax abatements or rebates; provided, however, that taxes shall not include any (i) betterment taxes or fees (including public user fees), or any special assessments imposed in connection with the park, the Property or construction of the Premises, (ii) utility connection charges, (iii) income, franchise, transfer, excise, gift, inheritance, capital gains, mortgage or gross receipts taxes imposed on Landlord or the Property, (iv) impact fees, development fees, or taxes or assessments imposed to defray development costs, and (v) taxes or assessments on the fixtures, furniture or equipment of any other tenant of the Property. Tenant acknowledges and agrees that the Property is subject to that certain Fee In Lieu of Tax Agreement dated November 18, 2019 by and between Spartanburg County, South Carolina and Landlord (the “FILOT Agreement”).

Tenant agrees to pay to Landlord monthly, as additional rent, the amount of Tenant’s projected “proportionate share” of the taxes assessed against the Property for any given calendar year. On or before thirty (30) days before the 2023 calendar year and thereafter on or before thirty (30) days before the start of a new calendar year during the Demised Term, Landlord shall endeavor to provide to Tenant in writing Landlord’s good faith estimate of the Tenant’s proportionate share of the taxes for such calendar year, together with a detailed calculation of the same; provided, however, no failure of Landlord to give the statement(s) or estimates hereinabove shall be construed as, or deemed to constitute, a waiver by Landlord of the right to require payment of the taxes as required herein and, until delivery of such statement(s) or estimates, Tenant shall continue to make payments for Tenant’s proportionate share of taxes in the amount in effect for the previous calendar year.

Tenant’s monthly tax payments shall be paid to Landlord on the first day of each month (in the same manner as the payment of Base Rent), in equal monthly installments equal to 1/12th of said good faith estimate of Tenant’s projected “proportionate share” of the taxes assessed against the Property for the given calendar year. Subject to the reconciliation and adjustment described herein, the taxes payable by Tenant to Landlord for the period from the Commencement Date through December 31, 2022 shall be approximately $0.91 per square foot per annum ($297,696.00 per year; $24,808.00 per month).

Tenant’s “proportionate share”, as used in this Lease, shall mean 100% of the Building.

Commencing with the calendar year 2023, on or before April 15th of each such applicable calendar year during the Demised Term, or as soon as reasonably practical thereafter, Landlord shall provide Tenant with a reasonably detailed statement of the actual taxes assessed against the Property, Tenant’s proportionate share thereof, and the total of the estimated taxes paid by Tenant during the previous calendar year. If the actual amount of Tenant’s proportionate share of the taxes assessed against the Property is more than the total of the estimated taxes paid by Tenant during the previous calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such statement. If the actual amount of Tenant’s proportionate share of the taxes assessed against the Property is less than the total of the estimated taxes paid by Tenant during the previous calendar year, then within thirty (30) days following the delivery of the annual taxes statement Landlord shall either reimburse the difference to Tenant or, at Landlord’s election, apply the difference to Tenant’s next monthly payment(s) of Tenant’s proportionate share of taxes.

B.If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges, levied, assessed or imposed on real estate and the improvements thereon, there shall be charged, levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “taxes” for the purposes hereof.

C.The Landlord shall have the right (but no obligation) to employ a tax-consulting firm to attempt to assure a fair tax burden on the Building or buildings on the Property within the applicable tax jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant’s “proportionate share” (as defined in Paragraph 6.A. herein) of the cost of such service, which is normally a contingency fee based on a percentage of tax savings generated by the tax firm.

D.Any payment to be made pursuant to this Paragraph 6 shall be prorated in the event any portion of the Demised Term is not within a full real estate tax year.

E.Landlord acknowledges that, in connection with Tenant’s operation of the Property, Tenant has obtained, and may from time to time in the future pursue, certain tax and other incentives from the State of South Carolina or any political subdivision thereof, including, without limitation, any incentives provided pursuant to any agreement entered into with a governmental authority providing for a fee in lieu of tax arrangement (collectively, the “Tenant Incentives”). Landlord hereby agrees to reasonably cooperate with Tenant to further Tenant’s pursuit and realization of the Tenant Incentives, and to execute, acknowledge, and deliver such further documents, and perform such further acts (in each case, at no cost to Landlord and provided the same are not binding upon Landlord or the Property after the expiration or earlier termination of this Lease), as may be reasonably necessary to obtain or to comply with the terms of such Tenant Incentives; provided, however, that such Tenant Incentives or pursuit of such Tenant Incentives (i) shall not adversely impact any Landlord Incentives existing as of the date hereof and (ii) are not a condition to this Lease or obligation to pay rent. Subject to the terms and conditions of this Lease, Landlord shall not take any action which, to the knowledge of Landlord, will result in any material delay or reduction in the Tenant Incentives available to Tenant. In furtherance (and not in limitation) of the foregoing, during the term of this Lease, Landlord shall not terminate the FILOT Agreement as it relates to the Property or take any other action (or fail to take any action) which, to the knowledge of Landlord, will result in any material delay or reduction of the incentives provided pursuant to the FILOT Agreement, in each case without the written consent of Tenant.

F.Landlord shall file or cause to be filed, on a timely basis, all property tax returns required in connection with the Property, including but not limited to Form SCDOR PT-300 or such comparable form as the South Carolina Department of Revenue may provide. Landlord shall provide drafts of such returns for Tenant’s review no less than thirty (30) days prior to their filing, and Tenant’s written consent shall be required to file any such returns (such consent not to be unreasonably withheld). Tenant hereby agrees to reasonably cooperate with Landlord with respect to any such filings and hereby agrees to execute, acknowledge and deliver such further documents or information, and to perform such further acts, as may be reasonably necessary for any such filings or as may be required pursuant to the FILOT Agreement in the event that Tenant is benefitting therefrom. Promptly upon making or causing to be made any filings pursuant to this section, Landlord shall provide to Tenant a copy of any such filings.

G.Tenant hereby covenants and agrees that it will at all times indemnify, defend and hold harmless Landlord from any loss, liability, claims, suits, costs, expenses, including without limitation, attorneys’ fees and damages, both real and alleged, arising out of (i) any document(s) which Landlord has executed at Tenant’s request in connection with the Tenant Incentives, (ii) Tenant’s failure to timely review and approve any and all filings referenced in this Paragraph 6 of which Tenant has review and approval rights, and/or (iii) any and all obligations assumed by Landlord which would not have otherwise been assumed but for Landlord’s agreement to reasonably cooperate with Tenant obtaining the Tenant Incentives; provided, however, that Tenant shall have no obligations under this Paragraph 6.G. to the extent that such loss, liability, claims, suits, or expenses arise from Landlord’s gross negligence, willful misconduct or breach of any agreement to which Landlord is a party.

7.LANDLORD’S REPAIRS. Landlord, at its expense, shall maintain only the structural soundness and integrity of the roof and the exterior walls of the Premises in good repair, reasonable wear and tear excepted, and repair and pay for any damage caused by the negligence or willful misconduct of Landlord, Landlord’s employees or agents, and shall maintain the Common Areas of the Building and the Property in which the Premises is located pursuant to the terms of Paragraph 9 below. Tenant shall repair and pay for any damage caused by the negligence and/or willful misconduct of Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Except as expressly set forth in this Paragraph 7 and in Paragraph 9 below, Landlord shall have no obligation to perform any repairs or maintenance to the Premises or the Property. Tenant shall immediately give Landlord written notice of defects or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defects.

8.TENANT’S REPAIRS.

A.Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air condition systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, and regular removal of trash and debris.

Tenant shall provide Landlord with prior notice of any repair to be undertaken by Tenant costing in excess of $50,000 (in Tenant’s reasonable estimation) and such other information as Landlord may reasonably request with respect to such repair, except such notice shall not be required if immediate repair is necessary for security or safety reasons.

B.Tenant shall not damage any wall or disturb the integrity and support provided by any wall and shall, at its sole cost and expense, promptly repair any damage or injury to any wall caused by Tenant or its employees, agents or invitees.

C.On or before thirty (30) days after all heating and air conditioning systems and equipment are initially installed and commissioned and the office component of the Leasehold Improvements (see below in Paragraph 10) is completed, Tenant shall, at its own cost and expense, enter into a quarterly preventative maintenance/service contract with one of Landlord’s preferred licensed HVAC contractors for servicing all heating and air conditioning systems and equipment, within the Premises over the term of the Lease. In the event Landlord has not received a copy of Tenant’s service contract described herein within aforementioned 30 day timeframe or Tenant fails to maintain the contract during the Demised Term, Landlord may, at its option, enter into a service contract on behalf of Tenant, and Tenant shall reimburse Landlord, within twenty (20) days’ notice from Landlord, for the cost of such service contract. Tenant shall keep accurate and complete records of the performance of all scheduled maintenance under such contract and shall provide copies thereof to Landlord from time to time upon request by Landlord. The service contract must i) include all services suggested by the licensed contractor to keep the units in good repair, and ii) comply with any warranties (if applicable).

9.COMMON AREA MAINTENANCE.

A.Tenant shall pay to Landlord, as additional rent a common area operating and maintenance charge (“CAM”) that is equal to Tenant’s “proportionate share” (as defined in Paragraph 6.A. herein [but for with respect to costs under the Declaration to maintain the Joint Access Area, as defined in the Declaration, in which case “proportionate share” shall be defined pursuant to the Declaration]) of the cost and expense for the Common Area Maintenance (defined below in Paragraph 9.D.) of the common areas, sidewalks, common driveways (including, but not limited to driveways on Harvey Drive and Poplar Drive Extension [if and while such drives are not publicly dedicated]), parking facilities of the Building and park and Property in which the Premises are located (collectively, the “Common Areas”). Tenant’s monthly CAM payments shall be paid to Landlord on the first day of each month (in the same manner as the payment of Base Rent), in equal monthly installments equal to 1/12th of Landlord’s good faith estimate of CAM for the given calendar year as described immediately below and in Paragraph 9.C. below. Notwithstanding anything to the contrary herein and subject to the reconciliation and adjustment described at the end of this Paragraph 9.A., the CAM payable by Tenant to Landlord for the period from the Commencement Date through December 31, 2022 shall be approximately $0.18 per square foot per annum ($58,884.00 per year) (the “Initial CAM”) that Tenant shall pay as additional rent on the first day of each month (in the same manner as the payment of Base Rent) in equal monthly installments equal to $4,907.00. If Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as additional rent. Commencing with the calendar year 2023, on or before April 15th of each such applicable calendar year during the Demised Term, or as soon as reasonably practical thereafter, Landlord shall provide Tenant with a reasonably detailed statement of the total common area expenses actually incurred performing the Common Area Maintenance for the given timeframe, the actual amount of CAM related thereto, and the total amount of CAM previously paid by Tenant during the given timeframe (the “Annual CAM Statement”). If the actual amount of CAM is more than the total of the CAM paid by Tenant during the given timeframe, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such statement. If the actual amount of CAM is less than the total amount of CAM paid by Tenant during the given timeframe, then within thirty (30) days following the delivery of the Annual CAM Statement Landlord shall either reimburse the difference to Tenant or, at Landlord’s election, apply the difference to Tenant’s next monthly payments of CAM.

B.In addition to the CAM costs above, Tenant shall pay to Landlord a management fee equal to three percent (3%) of all rents paid (or payable) in accordance with the Lease on a monthly basis, which payment shall be made on the first day of each month in the same manner as the payment of Base Rent and shall be capped at three percent (3%) of all rents during the Demised Term.

C.On or before thirty (30) days before the 2023 calendar year and thereafter on or before thirty (30) days before start of each new calendar year during the Demised Term, Landlord shall endeavor to provide to Tenant in writing Landlord’s good faith estimate of the Tenant’s projected CAM for such calendar year, together with a detailed calculation of the same; provided, however, no failure of Landlord to give the statement(s) or estimates hereinabove shall be construed as, or deemed to constitute, a waiver by Landlord of the right to require payment of CAM as required herein and, until delivery of such statement(s) or estimates, Tenant shall continue to make CAM payments in the amount in effect for the previous calendar year. If at any time during a calendar year after Landlord provides such estimate, Landlord reasonably anticipates an increase in Common Area Maintenance, then Landlord may increase the estimated amount of Tenant’s CAM during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in Tenant’s CAM divided by the number of months remaining in such year; provided, however, that any such reset in the estimated amount of Tenant’s CAM during a calendar year shall only occur a maximum of one (1) time per calendar year and shall be subject in all respects to the cap on Tenant’s Controllable CAM for the calendar year as described as follows. Commencing with the 2023 calendar year, increases in Tenant’s

Controllable CAM (as hereinafter defined) shall be capped at 104% (calculated on a cumulative and compounding basis annually) of the amount of the prior twelve (12) month period’s Controllable CAM charged to Tenant. “Controllable CAM” shall mean all CAM other than taxes, insurance, utilities, snow and ice removal costs, and Non- Recurring Expenses. “Non-Recurring Expenses” are defined as all CAM charges that are expenses incurred on an infrequent or non-recurring basis, such as, but not limited to, exterior painting and caulking of the Building, and resurfacing/restriping of the parking lots and driveways within the Common Areas. Landlord agrees that Non- Recurring Expenses shall be amortized at 6.5% over the reasonably expected life (as reasonably determined by Landlord) of the improvement, repair or replacement to which any Non-Recurring Expenses are attributable and each year’s amortization shall be included in Tenant’s CAM and, as noted above, will not be considered to be Controllable CAM.
D.Landlord shall maintain, operate, repair and replace or cause to be maintained, operated, repaired and replaced, all of the Common Areas in a good, orderly and safe condition and manner consistent with a first class industrial park in Greer, South Carolina (the “Common Area Maintenance”). The Common Area Maintenance shall include, but not be limited to, the following, all of which shall be consistent with the standards of a first-class industrial park: (i) maintenance, repair and replacement of all of the storm water drainage, sanitary sewer facilities, water service, sprinkler system, irrigation systems, common electrical systems, common gas distribution systems, common lighting systems (including, poles, bulbs, and fixtures), and other utility systems serving the Common Areas, (ii) operation of all utility services for the Common Areas, including providing electricity, water, sewer service, storm water drainage and other utility services to the Common Areas, (iii) snow and ice removal, Common Area pest control, painting, cleaning, and sweeping in the Common Areas, (iv) operation, maintenance, repair and replacement of fencing and similar items located within the Common Areas (excluding fencing and/or screening installed by or on behalf of Tenant), (v) landscaping within the Common Areas, (vi) re-paving, re-striping and cleaning of the paved parking areas, (vii) repairing and cleaning of sidewalks, (viii) prevention and removal of graffiti, (ix) operation, maintenance, repair and replacement of the lighting systems for the Common Areas, and (x) maintenance and repair of the Property as a first-class industrial park in Greer, South Carolina.

E.Subject to the terms and conditions of this Lease, Tenant and Tenant’s employees, customers, clients, guests, patrons, and permitted invitees are authorized, empowered and privileged during the Demised Term to use on a non-exclusive basis all of the Common Areas throughout the Demised Term and shall have continuous, uninterrupted access by, through, and over the Common Areas to access the Premises. The rights of Tenant in and to the Common Areas as provided in this Lease shall at all times be deemed a material aspect of this Lease to Tenant.

F.Notwithstanding anything to the contrary, the costs and the expenses of the Common Area Maintenance applicable to Tenant and Tenant’s payment of CAM shall not include the following: (i) leasing commissions, finders’ fees, brokerage fees and similar fees, and costs incurred with the negotiation or enforcement of leases; (ii) rent under any ground leases; (iii) to the extent the Property is leased to more than one tenant, costs of furnishing services to other tenants or occupants to the extent that such services are in excess of services Landlord offers to all tenants at Landlord’s expense; (iv) lease takeover costs incurred by Landlord in connection with new leases; (v) costs and expenses of any sale of the park or any portion thereof; (vi) costs incurred by Landlord with respect to repairs, goods and services (including utilities sold and supplied to tenants or other occupants) to the extent that Landlord is entitled to reimbursement for such costs other than through CAM; (vii) costs that are considered capital improvements under generally accepted accounting principles consistently applied except that (a) the annual amortization of these costs shall be included to the extent they reduce (or are intended to reduce) CAM, or (b) the cost of capital improvements made to comply with any law, rule, or regulation promulgated or reinterpreted after the Effective Date by any governmental authority, which costs shall be amortized over the useful economic life of such improvements as reasonably determined by Landlord, in accordance with generally accepted accounting principles consistently applied and shall be included in CAM; (viii) costs incurred by Landlord solely as a result of a violation by Landlord of the terms and conditions of any lease; (ix) interest, points and fees on debt or amortization or for any mortgage or mortgages, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication; (x) depreciation and amortization; (xi) the costs of the original construction of the park, Building, Premises, or any portion thereof; (xii) taxes, including special assessments, impact fees, income, franchise, transfer, inheritance, capital stock, estate, profit, gift, gross receipts or succession taxes; (xiii) salaries, fringe benefits and other compensation for personnel to the extent not directly involved in the operation or management of the Property or any portion thereof; (xiv) management fees (except those specifically described in Paragraph 9.B. above which are in addition to CAM); (xv) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord actually receives reimbursement for such costs from insurance proceeds/condemnation awards;
(xvi) costs for performing tenant installations for any individual tenant or, to the extent the Building is a multi-tenant building, for performing work or furnishing services to or for individual tenants; (xvii) Landlord’s general corporate overhead and general administrative expenses; (xviii) rentals and other related expenses incurred in leasing air- conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature except equipment used in providing janitorial services that is not affixed to the Building; and (xix) any add on fees such as management fees, administrative fees, and the like.
G.Tenant shall have the right within ninety (90) days from receipt of the Annual CAM Statement, at Tenant’s cost and expense, to audit Landlord’s books and records pertaining to the calculation of CAM. Such audit shall occur at a mutually convenient time at Landlord’s offices. Tenant may utilize the services of an auditing firm reasonably acceptable to Landlord and which firm shall not be compensated on a contingent fee basis. Any audit by Tenant shall be for the sole purpose of verifying the Annual CAM Statement. Tenant shall hold any information obtained during any such inspection in confidence, except that Tenant shall be permitted to disclose such information to its attorneys and advisors, provided Tenant informs such parties of the confidential nature of such information and uses good faith and diligent efforts to cause such parties to maintain such information as confidential. In the event of such audit, Landlord shall reasonably cooperate with Tenant’s representatives and provide all relevant or reasonably requested data and documents pertaining to the subject of said audit. Tenant shall deliver to Landlord the conclusions of its audit within ten (10) days after the completion of the audit (but in no event more than one hundred fifty (150) days after Tenant receives the Annual CAM Statement). Upon conclusion of any such audit, the parties shall act promptly and in good faith to resolve and adjust any discrepancies, overpayments, or underpayments, with Tenant responsible for payment of any amounts due Landlord and Landlord responsible for refunding any amount due Tenant.

10.TENANT IMPROVEMENTS TO PREMISES.

A.Tenant, at Tenant’s cost, subject to the Leasehold Improvements Allowance (as defined in Exhibit “C”), shall construct certain improvements to the Premises (“Leasehold Improvements”) in compliance with and in accordance with Exhibit “C” attached hereto and incorporated by reference herein.

B.Following the completion of the Leasehold Improvements, Tenant shall not make any alterations, additions or improvements to the Premises, exterior or interior (the “Tenant Alterations”), without the prior written consent of Landlord, except for (1) unattached movable furniture and equipment which may be installed without drilling, cutting or otherwise defacing, damaging or overloading the Premises, (2) non-structural alterations that (i) do not exceed (A) $25,000 in any one instance and (B) $50,000 in the aggregate during any calendar year, (ii) are not visible from the exterior of the Premises, (iii) do not affect any building system or the structural strength of the Premises, (iv) do not require penetrations into the floor, roof, ceiling or walls, and (v) do not require work on the roof within the walls, below the floor or above the ceiling, and (3) striping of the floors with adhesive backed vinyl tape, and (4) applying epoxy to the flooring. Subject to the foregoing, but otherwise without limiting the generality of the foregoing, Tenant acknowledges that any additional floor striping of any kind constitutes a Tenant Alteration requiring the prior written approval of Landlord. The Tenant Alterations shall be deemed for all purposes a part of the real property of the Building immediately upon the installation thereof and shall remain on the Premises as Landlord’s property at the expiration or earlier termination of the term hereof without compensation to Tenant, unless Landlord elects by notice to Tenant delivered not less than one hundred twenty (120) days prior to the expiration of the Demised Term, to have Tenant remove such Tenant Alterations, in which event, Tenant, at its sole cost and expense, shall promptly remove such Tenant Alterations and restore the Premises to its condition prior to the installation of such Tenant Alterations (including, but not limited to, removal of all adhesive backed vinyl tape and any epoxy flooring and remediating/repairing such surfaces), normal wear and tear excepted (it being agreed that any damages resulting from the removal of any Tenant Alterations shall not constitute normal wear and tear). Notwithstanding anything to the contrary contained in this Lease, on or before the expiration of the Demised Term Tenant shall remove any and all of Tenant’s Property (as defined in Exhibit C) from the Premises and the Property and repair any and all damage to the Premises and the Property caused by such removal. Tenant may not use or penetrate the roof of the Premises for any purpose whatsoever without Landlord’s prior written consent. To the extent Tenant does not install solar panels and related infrastructure on the Property as part of the Leasehold Improvements, Tenant shall retain the right to install solar panels and related infrastructure at its sole cost and expense (but provided Tenant shall not be charged by Landlord any additional fees or costs to enjoy and utilize this right) on the Property in locations other than the roof (it being agreed that solar panels shall not be located on the roof of the Building and the same may be used solely for the benefit of the Property and may not be used by or for the benefit of third parties) after going through the same approval processes and procedures described in Exhibit “C”. All construction work done by Tenant in the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in the Building.
11.SIGNAGE. Landlord shall install, at its expense, Tenant’s name and suite number on the Building directory sign and on Tenant’s main entrance door. Tenant shall not install any signs visible from outside the Premises except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed provided that such signage complies with applicable law and with Landlord’s signage criteria for the Property. Any permitted signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damage caused by the installation, use or maintenance of said signs Tenant installs. Tenant agrees, upon removal of said signs, to repair all damage (including discoloration) incident thereto.

Notwithstanding anything to the contrary contained in in this Lease, Tenant, at Tenant’s cost, may place its logo upon the roof of the Building subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned, or delayed provided the method of attachment shall not adversely affect the roof and/or invalidate any applicable roof warranty), and all applicable laws. Tenant, at Tenant’s sole cost, shall be solely responsible for obtaining any necessary permits to have and install such roof signage.

12.RIGHT OF ENTRY INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, upon reasonable advance notice (except in cases of emergency), to ascertain the condition of the Premises, to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or to show the Premises to prospective purchasers or tenants. Landlord shall have the right to place or erect on the Premises a suitable sign indicating the Premises are available for rent during the last six (6) months of the Demised Term.

Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange a joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

13.UTILITIES. Landlord agrees to provide at its cost water, sewer, natural gas, electricity, and telephone, data, fiber service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system water and other utilities and services used in or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises.

Landlord shall have no liability or responsibility for any interruption or cessation of any utility services to the Premises or the Property, and no such interruption or cessation of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease including the obligation to pay rent. Notwithstanding the foregoing, (i) if any interruption or cessation of any Essential Utilities continue for five
(5)business days after Landlord receives written notice from Tenant of the interruption or cessation; (ii) such interruption or cessation actually renders any portion of the Premises unusable for the normal conduct of Tenant's business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; and (iii) such interruption or cessation is due to the gross negligence or willful misconduct of Landlord, its agents, employees or contractors; then all Base Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant's business and in which Tenant, in fact, ceases to use and occupy, shall be abated beginning with the sixth (6th) business day after Landlord received Tenant's notice of the interruption, and such abatement shall continue until such time that the subject Essential Utilities is/are restored; provided, however, Landlord may prevent or stop any such rental abatement by providing substantially the same service by temporary or alternative means until the cause of loss of service can be corrected. As used herein, "Essential Utilities" means only electricity, water, sewer and natural gas service. Subject to the terms of Paragraph 16 below, which will supersede this Paragraph 13 with respect to any interruption caused by a casualty event, and Tenant's rights under Paragraph 35 hereof, the abatement of Base Rent shall be Tenant's sole and exclusive remedy, at law or in equity, for any interruption of utilities to the Premises or Property.

14.ASSIGNMENT AND SUBLETTING.
A.Except as otherwise expressly set forth in Paragraph 14.B. below, Tenant shall not, directly or indirectly, have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that
(i)Tenant shall not be in default under any of the terms and conditions of this Lease at the time of the proposed subletting or assignment; (ii) the use of the Premises in connection with such assignment or sublet use complies with zoning and the Permitted Use under this Lease; and (iii) the net worth of the proposed assignee or sublessee as of the date of such assignment shall be equal to or greater than the net worth of Tenant as the date of this Lease. Further, Landlord and Tenant agree that the consent of Landlord may be reasonably withheld for any of the following reasons:
(a)the financial strength of the proposed assignee or subtenant, both in terms of net worth and in terms of reasonably anticipated cash flow over the term, is materially less than Tenant’s financial strength at the time this Lease was executed or at the time of such assignment or sublease, whichever is greater, or is insufficient, based on generally accepted industry standards, to capitalize the business to be conducted in the Premises; (b) the proposed assignee or subtenant intends or desires to make alterations which would, in Landlord’s reasonable judgment, result in a material net decrease in the value of the Premises as improved; (c) the proposed assignee or subtenant is currently a tenant of Landlord or is someone with whom Landlord, its affiliates and/or its agents have negotiated at some time during the prior two years regarding a lease or sublease in Greer, South Carolina; (d) the failure of the proposed assignee or subtenant to meet any of the reasonable criteria of Landlord that Tenant was required to meet prior to the execution of this Lease; or (e) the proposed subtenant (or an affiliate of the proposed subtenant) is, or has been, a tenant of Landlord (or an affiliate of Landlord) in another project and subtenant (or an affiliate of the proposed subtenant) failed to perform its lease obligations in a manner reasonably satisfactory to Landlord (or Landlord’s affiliate). Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to approve or disapprove a further assignment or subletting. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. For purposes of this Paragraph 14, each of the following events shall be deemed an assignment:

(i)if Tenant is a partnership, a dissolution of the partnership or a change in ownership, legal or beneficial, of 50% or more of the partnership interests, whether by withdrawal or admission, voluntary or by operation of law;

(ii)if Tenant is a corporation, the dissolution, consolidation or merger of Tenant or the sale or transfer of more than 50% of the voting shares of Tenant;

(iii)distribution or sale of over 50% of the value of Tenant’s assets (net of undistributed consideration received); or

(iv)any other change of effective control of Tenant.

B.Notwithstanding anything to the contrary herein and provided Landlord is given at least five (5) days prior written notice of any such assignment or sublease, then Tenant may assign this Lease or sublease the Premises, without Landlord’s consent and without being subject to Paragraph 14.A. above and Paragraph 14.C. below, to (i) any corporation or limited partnership or limited liability company or other entity which controls, is controlled by or is under common control with Tenant, (ii) to any corporation or limited partnership or limited liability company or other entity resulting from the purchase of, merger of, or consolidation with Tenant provided the surviving entity has a tangible net worth, financial condition, and operating performance (determined in accordance with generally accepted accounting principles consistently applied) immediately following such merger or consolidation that is equal to or greater than the tangible net worth, financial condition, and operating performance of Tenant as of the time the Tenant signed this Lease, or (iii) to any other affiliates or subsidiaries of Tenant using the Premises for the Permitted Use and/or Intended Use (each a “Permitted Transfer” and the assignee or sublessee is a “Permitted Transferee”). In such case, any such Permitted Transferee shall assume in writing all of Tenant’s obligations under this Lease.
C.In the event that Tenant assigns this Lease or sublets the Premises or any part thereof, as permitted herein, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay Landlord, Tenant shall pay to Landlord 50% of the gross excess in such rent as such rent is received by Tenant and 50% of any other consideration received by Tenant from such assignee or subtenant. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand a sum equal to all Landlord’s costs, including reasonable attorney’s fees, incurred in connection with such assignment or transfer up to a maximum of $2,500.00 per request. If an assignment or subletting is approved, Tenant shall be entitled to deduct from any excess proceeds described in this Paragraph 14.C. its reasonable expenses incurred in connection with such assignment or subletting.

15.INSURANCE.

A.Landlord agrees to maintain special form perils insurance covering the Building in an amount not less than 100% (or such greater percentage as may be necessary to comply with the provisions of any co- insurance clauses of the policy) of the “replacement cost” thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning and Special Form Coverage, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of this Paragraph 15, such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord may, but is not obligated to, maintain such other insurance and additional coverage as it may deem necessary, including but not limited to, loss of rental income, flood and earthquake insurance.

Tenant agrees to pay to Landlord monthly, as additional rent, the amount of Tenant’s “proportionate share” of the cost of Landlord’s insurance coverage on the Building, all costs and premiums of all insurance, including but not limited to property, casualty, business interruption, boiler and machinery, flood, earthquake and commercial general liability insurance applicable to the Building, the Common Areas and the operation thereof, and Landlord’s personal property used in connection therewith (collectively, “Landlord’s Insurance”). Tenant’s payment of Landlord’s Insurance (the “Insurance Charge”) shall be paid to Landlord on the first day of each month (in the same manner as the payment of Base Rent), in equal monthly installments equal to 1/12th of Landlord’s good faith estimate of Landlord’s Insurance. Notwithstanding anything to the contrary herein and subject to the reconciliation and adjustment described at the end of this Paragraph 15.A., the Insurance Charge payable by Tenant to Landlord for the period from the Commencement Date through December 31, 2022 shall be approximately $0.07 per square foot per annum ($22,896.00 per year) (the “Initial Insurance Charge”) which Tenant shall pay as additional rent on the first day of each month (in the same manner as the payment of Base Rent) in equal monthly installments equal to $1,908.00. Commencing with the calendar year 2023, on or before April 15th of each such applicable calendar year during the Demised Term, or as soon as reasonably practical thereafter, Landlord shall provide Tenant with a reasonably detailed statement of the total cost of all of Landlord’s Insurance, the actual amount of Insurance

Charges related thereto, and the total amount of Insurance Charges previously paid by Tenant during the given timeframe (the “Annual Insurance Statement”). If the actual amount of Tenant’s proportionate share of Landlord’s Insurance is more than the total of the Insurance Charges paid by Tenant during the given timeframe, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such statement. If the actual amount of Tenant’s proportionate share of Landlord’s Insurance is less than the total amount of Insurance Charges paid by Tenant during the given timeframe, then within thirty (30) days following the delivery of the Annual Insurance Statement Landlord shall either reimburse the difference to Tenant or, at Landlord’s election, apply the difference to Tenant’s next monthly payments of Insurance Charges. Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems as necessary as a result of Tenant’s use of the Premises.

B.Tenant shall, throughout the Term of this Lease, at its cost and expense, provide and keep in force: (1) a commercial general liability insurance policy for bodily injury, property damage, and personal injury to a third party in the amount of not less than $1,000,000 per occurrence and $2,000,000 on an aggregate basis; (2) property insurance on its own personal property located on the Premises to the extent Tenant elects; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $500,000; (5) business automobile liability insurance having a combined single limit of not less than $1,000,000 per occurrence insuring Tenant against liability arising out of the ownership, maintenance or use of any owned, hired or non-owned automobiles; and (6) business interruption insurance with a limit of liability representing at least six months of lost income. All such insurances shall provide that the Tenant’s coverage shall be primary and noncontributing with other coverage maintained by any additional insured affiliates and subsidiaries, including, without limitation, McDonald Development Company, and all coverages shall include a waiver of subrogation in favor of Landlord.

All insurance, except Workers Compensation, provided by Tenant as required by this Paragraph 15.B. shall name, as additional insured, Landlord, Landlord’s manager and any mortgagees or deed to secure debt holders of the Premises, and be carried by such responsible companies and in such form satisfactory to Landlord. The acceptable Additional Insured endorsement for the Commercial General Liability policy is ISO form CG 20 11- Additional Insured-Managers or Lessors of Premises or its equivalent. Tenant shall provide Landlord with a copy of the Additional Insured endorsement.

All insurance required by the terms of this Paragraph 15 must be issued by and binding upon an insurance company licensed or authorized to do business in the State of South Carolina, rated at least Rating A-, Financial Size VII by A.M. Best Company (or an equivalent rating by another rating agency if the Best’s ratings are discontinued).

Tenant agrees to deliver to Landlord on or before the Commencement Date the original policy of insurance required by this Paragraph 15.B. or certificate thereof and evidence of payment of premium. At least ten
(10)days prior to the expiration of each such policy, Tenant shall deliver to Landlord the new original policy or certificate for renewal insurance and evidence of payment of premium. In the event Landlord has not received (on or before the Commencement Date and on or before the tenth (10th) day prior to the expiration of each such policy) evidence of Tenant’s compliance with the insurance coverages required by this Paragraph 15.B., Landlord may, but shall not be required to, secure coverage on behalf of Tenant in the amounts required by this Paragraph 15.B. with companies satisfactory to Landlord. Tenant shall pay the costs of such coverage directly, or, if paid by Landlord, reimburse Landlord as additional rent, within ten (10) days of notice, for all costs incurred by Landlord in securing such coverage.

Tenant shall not violate or knowingly permit to be violated any of the conditions or provisions of any policy required by this Paragraph 15.B.

Each insurance policy (including renewal insurance) or certificates thereof issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and any mortgagee or deed to secure debt holder of the Premises (with the exception of non-payment of premium by Tenant, in which case the notice requirement is ten (10) days), and in no event shall such policies be canceled by Tenant without Landlord’s prior written consent.

C.Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss. Tenant and Landlord shall execute and deliver such proofs of loss and other instruments that may be required for the purpose of obtaining the recovery of any such insurance monies. Tenant shall throughout the term of the Lease, at its cost and expense, provide and keep in force: property insurance on its own personal property as well as property of others in its care, custody and control located on the Premises, to the extent Tenant elects.

D.Any insurance provided for in this Paragraph 15 may be effected by a policy or policies of blanket insurance; provided, however, that the amount of the total insurance allocated to the Premises shall be such as to furnish in protection the equivalent of separate policies in the amount herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease. In any such case, it shall not be necessary to deliver the original of any such blanket policy, but rather a certified duplicate of such policy or certificate thereof.

16.DAMAGE OR DESTRUCTION; SUBROGATION.

A.If the Premises or the Common Areas should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.
B.If the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord’s estimation to be given to Tenant within sixty (60) days after the notice of the casualty, be completed within two hundred forty (240) days after the date upon which Landlord provides such estimation to Tenant (such two hundred forty (240) day period subject to extension due to a Force Majeure Event), then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

C.If more than 80% of the gross square footage of the Building is damaged or destroyed by any peril or casualty (but less than the entire Building), Landlord or Tenant shall have the right to terminate this Lease. Subject to the foregoing, if the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 15.A., but only to the extent that rebuilding or repairs can in Landlord’s estimation, which shall be given within sixty (60) days after the notice of the casualty, be completed within two hundred forty (240) days after the date Landlord provides such estimation to Tenant, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, addition and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable or unusable by Tenant in whole or in part (as determined by Landlord and Tenant acting in good faith), following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all circumstances (provided, that in any event rent will not be reduced for the portions of the Premises Tenant is actually occupying and using) until the date Landlord completes the repairs or rebuilding. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred forty (240) days after the date upon which Landlord provides its estimation to Tenant, subject to extension for delays caused by Tenant and/or a Force Majeure Event, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant’s exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate. If a casualty occurs during the last twenty-four (24) months of the Demised Term (other than a minor casualty which will not require more than thirty (30) days to repair), either Landlord or Tenant may terminate this Lease upon written notice to the other party, provided that Landlord may not terminate this Lease pursuant to this sentence if Tenant has an unexercised option to extend the Demised Term for a Renewal Term under Paragraph 32 below and Tenant exercises such option within thirty (30) days after the date of the casualty.

D.Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

E.Each of Landlord and Tenant hereby releases the other from any loss or damage to person or property caused by fire or any other perils insured through or under them by way of subrogation or otherwise for any loss or damage to person or property caused by fire or any other perils insured in policies of insurance covering such person or property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

17.LIABILITY. Landlord shall not be liable to Tenant or Tenant’s employees, agents, invitees, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by, (i) the negligence or misconduct of Tenant, its employees, agents, invitees, patrons or visitors, or of any other person entering upon the Premises, (ii) the buildings and improvements located on the Property becoming out of repair, (iii) use, generation, storage or disposal of toxic or hazardous materials or substances on or about the Premises, (iv) leakage of gas, oil, water or steam or by electricity emanating from the Premises, or (v) due to any cause whatsoever; provided, however that the foregoing exculpation of liability of Landlord shall not apply to any injury to person or damage to property on or about the Premises to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation, attorney’s fees and damages, both real and alleged, arising out of any such damage or injury, except injury to persons or damage to property the sole cause of which is the negligence or willful misconduct of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

18.CONDEMNATION.

A.If 80% or more of the gross square footage of the Building should be taken for public or quasi-public use under governmental law, ordinance or regulation by right of eminent domain, or by private purchase in lieu thereof, Landlord or Tenant shall have the right to terminate this Lease by providing written notice to the other not more than sixty (60) days after the taking and the rent shall be abated effective on the effective date of such termination. Additionally, if the whole or any substantial part of the Premises should be taken for any public or quasi- public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which that are being used in the reasonable discretion of Tenant and Landlord acting in good faith, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of the physical taking of the Premises.

B.If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 18.A., this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances (including a reduction of Base Rent) and following receipt of the condemnation award Landlord shall restore the Premises to a condition as near as reasonably possible to the condition prior to the taking (subject to the amount of the award).

C.As between the parties, upon the occurrence of a taking of the Premises, all of the damages, award or compensation for the Premises shall belong to Landlord. Tenant shall have the right to claim and recover from the taking authority such compensation as may be awarded or recoverable by Tenant in Tenant’s own right for or on account of damages to, or of cost or expense which Tenant would incur in removing any of Tenant’s property, as compensation for any of Tenant’s property which is taken, the cost of relocation of Tenant’s business, and the value of this Lease provided that in no event shall Tenant’s award diminish, reduce, decrease or otherwise affect Landlord’s award.

19.HOLDING OVER. Tenant shall, at the termination of this Lease by lapse of time or otherwise, deliver immediate possession of the Premises to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time, upon demand, as rent for the period of any such hold over, an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 19 shall not be construed as Landlord’s consent for Tenant to hold over.

20.QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rent herein set forth and performing its other covenants agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Demised Term without any hindrance from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord, subject to the terms and provisions of this Lease.

21.EVENTS OF DEFAULT. The following events shall each be deemed an “Event of Default” by Tenant under this Lease:

A.Tenant shall fail to pay any installment of the rent herein required when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) days from the date Landlord provides Tenant with written notice of the same; provided, however that Landlord shall only be required to provide written notice and such ten (10) day cure period twice in any twelve (12) month period, and the third and any subsequent failure to pay rent or other sums due hereunder as and when due shall be deemed an immediate Event of Default.

B.Tenant shall become insolvent, or shall make a transfer to defraud creditors, or shall make an assignment for the benefit of creditors.

C.Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.

D.A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

E.Tenant shall desert, abandon or vacate any substantial portion of the Premises provided, however, if Tenant delivers written notice to Landlord in advance of Tenant ceasing operations in the Premises then if Tenant ceases to operate its business in the Premises but continues to fulfill its obligations under this Lease, including without limitation, maintaining the Premises in good condition and repair and continuing utility services to the Premises, then Tenant shall not be deemed to have deserted, abandoned or vacated the Premises for purposes of Paragraph 21.

F.Tenant shall fail to deliver an estoppel certificate to Landlord within the time frame set forth in Paragraph 24.C., and such failure shall continue for an additional five (5) business days following written notice to Tenant regarding Tenant’s failure to timely deliver such estoppel certificate.

G.Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as set forth in clauses A through F in this Paragraph 21), and shall not cure such failure within thirty (30) days after Landlord gives Tenant written notice of such default; provided, however, if the default cannot reasonably be cured within thirty (30) days following Landlord’s giving of written notice, then Tenant shall be afforded additional reasonable time (not to exceed ninety (90) days following Landlord’s initial notice) to cure the default if Tenant begins to cure the default within ten (10) days following Landlord’s written notice and continues diligently in good faith to completely cure the default.

22.REMEDIES. In addition to Landlord’s right to present the Letter of Credit for payment upon the occurrence of a Material Event of Default as set forth in Paragraph 4 hereof, upon the occurrence of any of the Events of Default described in Paragraph 21 hereof, Landlord shall have the option to pursue any one or more of the following remedies without further notice or demand whatsoever:

A.Immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon giving of notice of such termination pursuant to Paragraph 26 hereof. Upon such termination, Landlord shall have the right to recover from Tenant, as liquidated damages, the following:

(1)the unpaid rent that has been earned at the time of termination of this Lease: and
(2)the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the fair market value of rents over net amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

(3)the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Lease term (as extended), if applicable) after the time of the award exceeds the fair market value of the rents over the balance of the Lease term; and

(4)any other amount and court costs necessary to compensate Landlord for all detriment directly caused by Tenant’s failure to perform its obligations under this Lease.

Any such payment shall constitute liquidated damages to Landlord, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual damages Landlord would suffer by virtue of an Event of Default and that the agreed-upon liquidated damages are not punitive or a penalty and are just, fair, and reasonable.

The following words and phrases as used above in this Paragraph 22.A. shall have the following meanings:
(i)Intentionally Omitted.
(ii)the “worth at the time of the award” as used in Paragraph 22.A. (3) shall be computed by discounting the amount at the discount rate of six percent (6%) per annum;
(iii)the term “time of the award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order, or judgment of any court, whichever first occurs; and
(iv)the term “fair market value of rent” means the aggregate reasonable fair market rent payable under a lease reletting the Premises on market terms for the remaining Term of this Lease from and after the time of the award, less the amortized portion (such amortization being on a straight-line basis over the term of the subject lease) attributable to the remaining Term of this Lease from and after the time of the award of brokerage commissions and fees, design fees, reasonable attorney’s fees, improvement allowances, rent concessions, improvement costs, and other economic concessions and costs made or incurred in connection with a reletting of the Premises to a third party on market terms.
B.Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by force if necessary (to the extent permitted by law), without being liable for prosecution or any claim for damages thereof, and relet the Premises and receive the rent therefore; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rent in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby specifically waive any claim to such excess rent.

C.Enter upon the Premises, by force if necessary (to the extent permitted by law), without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

D.In addition to all other costs and expenses Landlord shall be entitled to recover under this Lease, Landlord shall also be entitled to recover the amount of any rental abatement, tenant construction allowance and/or other rental concession provided by Landlord to Tenant (collectively, the “Landlord’s Costs”), to the extent set forth in this paragraph. The entire amount of the Landlord’s Costs shall be amortized evenly over the Demised Term, and so long as an Event of Default does not occur, then Tenant shall have no liability to Landlord for the repayment of any portion of the Landlord’s Costs. However, in the event that an Event of Default does occur (including without limitation, an Event of Default pursuant to Paragraphs 21.B., 21.C., and 21.D.), then in addition to all of Landlord’s other remedies available under this Lease, Tenant shall also be liable to Landlord for the portion of the Landlord’s Costs that remains amortized but unpaid between the date the Event of Default first occurs and the expiration of the Demised Term.

E.Landlord shall have all other rights and remedies provided by law or in equity.

In the event Tenant fails to pay any installment of rent hereunder within five (5) days after such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such installment. The provision for such late charge shall be in addition to all Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to Paragraph 22.A. hereof, Landlord’s remedies thereunder constituting liquidated damages shall be Landlord’s exclusive remedies hereunder respecting Landlord’s breach of contract damages resulting from the termination of this Lease. No act or thing done by the Landlord or its agents during the Demised Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of rent or other payments hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord’s rights or remedies hereunder, Tenant agrees to pay any reasonable attorney’s fees so incurred.

F.Notwithstanding anything to the contrary in this Lease, (i) if an Event of Default and/or default of either party occurs, the other party shall be required to act in a commercially reasonable manner to mitigate its damages, and (ii) neither party shall be liable to the other for consequential damages, lost profits, indirect damages, speculative damages, or punitive damages.

23.INTENTIONALLY DELETED

24.MORTGAGES, GROUND LEASES, AND ESTOPPEL CERTIFICATES.

A.Tenant hereby agrees and accepts that this Lease is and shall be subject and subordinate to any mortgage(s) and/or deeds to secure debt (collectively referred to as the “Mortgage”) now or any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the holder of any such Mortgage elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said Mortgage; provided, further, that any subordination is expressly contingent upon the holder of the Mortgage agreeing in writing that so long as no Event of Default is continuing, neither Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord, including holder of the Mortgage. If the holder of the Mortgage or any successor in interest shall succeed to the rights of Landlord under this Lease through a foreclosure sale or a sale in lieu of foreclosure, Tenant will attorn to and recognize such successor-landlord as Tenant’s landlord and such successor-landlord shall accept such attornment and recognize Tenant’s rights of possession and use of the Premises in accordance with the provisions of this Lease. At the request of any holder of a Mortgage, Tenant, Landlord and such holder shall enter into a subordination, non-disturbance and attornment agreement reasonably acceptable to Landlord, Tenant and such holder, but in any event substantially consistent with the terms of this Lease. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by the holder of the Mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage.

Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to use commercially reasonable efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in substantially the form of Exhibit “D” attached hereto and made a part hereof, or other form reasonably acceptable to Landlord and Tenant, executed by any current Mortgagee with respect to the Building within thirty (30) days following the date hereof.

If, in connection with obtaining financing or refinancing for the Premises, or a sale of the Premises, any lender or purchaser shall request reasonable modifications in this Lease as a condition to such financing or purchase, Tenant will not unreasonably withhold or delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights hereunder.

B.Tenant hereby further agrees and accepts that this Lease is and shall be subject and subordinate to any ground lease now or at any time hereafter affecting the Premises; provided, that any subordination is expressly contingent upon the lessor of the ground lease agreeing in writing that so long as no Event of Default is continuing, neither Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord, including lessor of the ground lease. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by the ground lessor of any ground lease affecting the Premises for the purpose of subjecting and subordinating this Lease to any such ground lease.

In the event any ground lessor of a ground lease affecting the Premises requests reasonable modifications in this Lease, Tenant will not unreasonably withhold or delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s rights hereunder.

C.At any time and from time to time designated by Landlord, Tenant will execute, acknowledge and deliver to Landlord, within ten (10) business days after receipt of a request from Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rent and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, (d) the unexpired Term of this Lease; and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any existing or prospective purchaser, investor, ground lessor, mortgagee or holder of any deed to secure debt on the Building or any part thereof. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

25.MECHANIC’S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatever upon or in any matter to bind, the interest of Landlord in the Premises or to charge the rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. If any such mechanic’s lien or other lien at any time shall be filed against the Property or any portion thereof, Tenant, within thirty
(30) days after the date Tenant first becomes aware of the filing of the same, at Tenant’s election, shall cause said lien either to be discharged of record or to be bonded over in a manner which is reasonably acceptable to Landlord, and in any event in accordance with applicable law. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of the Lease.
26.NOTICES.    Any notice, demands, payments or other communications required or permitted to be delivered under this Lease shall be given by personal delivery, by deposit with a courier service that provides next-business-day service, or by deposit in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith; provided however, that the Premises shall remain as an acceptable address where notices to Tenant may be delivered throughout the Demised Term of the Lease so long as notices are also delivered simultaneously to the below address:

LANDLORD:	TENANT:
Carolina CC Venture XXXVII, LLC	Proterra Operating Company, Inc.
c/o McDonald Development Company	1815 Rollins Road
3715 Northside Parkway, Bldg 200, Suite 700	Burlingame, California 94010
Atlanta, Georgia 30327
Attn: J. Austin McDonald	Attn: General Counsel’s Office

All notices shall be deemed delivered and effective upon actual receipt or refusal of delivery, except as otherwise specifically provided in this Lease and except as to the payments of rent to Landlord which shall be effective upon receipt by Landlord.

If and when included within the term “Landlord”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term “Tenant”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this Paragraph 26 to the same effect as if each had received such notice.

27.RESTRICTIVE COVENANTS. Tenant acknowledges that this Lease shall be subject and subordinate at all times to the Declaration of Covenants, Conditions and Restrictions, recorded, or to be recorded, in Spartanburg County, South Carolina Register of Deeds, as the same may be amended from time to time (hereinafter referred to as the “Declaration”), which affects the Premises. Tenant agrees to comply with all of the terms and provisions of the Declaration, and not suffer or cause any act by Tenant or any of its employees, agents or invitees, which would violate the Declaration.

Landlord hereby represents and warrants to Tenant that: (a) Landlord has furnished to Tenant, prior to the execution of this Lease, a true and complete copy of the Declaration and any amendments and modifications in effect as of the Effective Date; (b) as of the Effective Date the Declaration is in full force and effect; (c) as of the Effective Date, Landlord has not received any written notice that any party to the Declaration is in default thereunder; and (d) the Declaration shall not be amended, without Tenant’s prior written consent, to materially (i) decrease the rights granted to Tenant under this Lease, or (ii) increase Tenant’s obligations under this Lease.

Landlord hereby agrees to enforce any cross-easement rights and other rights contained in the Declaration on Tenant’s behalf, and if Landlord fails to enforce such rights on Tenant’s behalf within thirty (30) days after written notice thereof from Tenant (or such longer period as may be reasonably required provided Landlord diligently and in good faith is attempting to enforce such rights), then Landlord agrees that if Tenant cannot otherwise reasonably operate its business in the Premises as a result of Landlord not enforcing such cross-easement or other rights contained in the Declaration, then Tenant shall have the right to enforce such rights under the Declaration pursuant to and in accordance with applicable law in the name of and on behalf of Landlord if required.

28.REAL ESTATE BROKER. Tenant represents and warrants that the Tenant has dealt with no broker, agent or finder in connection with this Lease other than Jones Lang LaSalle (“Tenant’s Broker”), which broker is acting on behalf of Tenant. Landlord represents and warrants to Tenant that Landlord has dealt with no broker, agent, or finder in connection with this Lease other than Thalhimer Greenville, LLC (“Landlord’s Broker”), which is acting on behalf of Landlord (Tenant’s Broker and Landlord’s Broker are sometimes collectively referred to as “Broker”). The parties acknowledge and agree that Tenant’s Broker and Landlord’s Broker each shall be paid a commission by Landlord pursuant to separate agreement(s), and insofar as the Tenant and Landlord know, no other brokers, agent or finder negotiated this Lease or is entitled to any commission or fee in connection herewith. The parties hereby agree to indemnify, defend and hold the other free and harmless from and against all claims for broker’s or agent’s commissions or finder’s fees by any person claiming to have been retained by the other party in connection with this transaction other than Tenant’s Broker and Landlord’s Broker, as applicable, or any other losses, costs, expenses (including, without limitation, attorney’s fees), liabilities, damages, causes of actions or suits arising out of the alleged employment or use of a broker, agent or finder by Tenant other than Tenant’s Broker and by Landlord other than Landlord’s Broker.

29.LIMITATIONS ON LANDLORD’S LIABILITY LANDLORD’S LIABILITY FOR DAMAGES OR BREACH OR NONPERFORMANCE BY LANDLORD, OR ARISING OUT OF THE SUBJECT MATTER OF THIS LEASE OR THE RELATIONSHIP CREATED HEREBY, SHALL BE LIMITED TO, AND COLLECTIBLE ONLY OUT OF, LANDLORD’S INTEREST IN THE PREMISES AND NO PERSONAL LIABILITY IS ASSUMED BY, OR SHALL AT ANY TIME BE ASSERTED AGAINST, LANDLORD OR ITS AFFILIATED CORPORATIONS, ITS AND THEIR PARTNERS, VENTURERS, DIRECTORS, SHAREHOLDERS, OFFICERS, AGENTS, SERVANTS AND EMPLOYEES, OR ANY OF ITS OR THEIR SUCCESSORS OR ASSIGNS; ALL SUCH LIABILITY, IF ANY, BEING EXPRESSLY WAIVED AND RELEASED BY TENANT. IF LANDLORD, IN VIOLATION OF THE TERMS OF THIS LEASE OR THE PROVISIONS OF LAW, WITHHOLDS, DENIES OR DELAYS ANY CONSENT WHICH TENANT IS REQUIRED TO OBTAIN HEREUNDER, TENANT MAY SEEK SPECIFIC PERFORMANCE BUT SHALL NOT BE ENTITLED TO DAMAGES THEREFORE. LANDLORD’S REVIEW, SUPERVISION, COMMENTING ON OR APPROVAL OF ANY ASPECT OF WORK TO BE DONE BY OR FOR TENANT IS SOLELY FOR LANDLORD’S PROTECTION AND, EXCEPT AS EXPRESSLY PROVIDED, CREATES NO WARRANTIES OR DUTIES TO TENANT OR TO THIRD PARTIES. LANDLORD SHALL NOT BE LIABLE IN ANY EVENT FOR INDIRECT, CONSEQUENTIAL, OR SPECULATIVE DAMAGES SUCH AS BUSINESS LOSS.

30.MISCELLANEOUS.

A.Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B.The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

C.Tenant agrees to furnish to the Landlord promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such Tenant to enter into this Lease.

D.The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

E.Time is of the essence of this Lease. If the deadline for any obligation or other requirement herein (other than the payment of rent) falls on a Saturday, Sunday, or federal holiday, then the time period for timely performance of such obligation or other requirement shall be automatically extended to the next business day; provided, however in no event shall such extension apply to the payment of rent due hereunder.

F.This Lease may not be altered, changed, or amended except by an instrument in writing signed by both parties hereto.
G.All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Demised Term shall survive the expiration or earlier termination of the Demised Term, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 30.G.

H.If any clause, sentence, paragraph or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause, sentence, paragraph or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause, sentence, paragraph or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

I.Provided Landlord is the prevailing party, Tenant agrees to pay any and all attorneys’ fees and expenses Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which Landlord shall, by virtue of this Lease or Landlord’s ownership of the Premises, become involved in, through or on account of this Lease. Provided Tenant is the prevailing party, Landlord agrees to pay any and all attorneys’ fees and expenses Tenant incurs in enforcing any of the obligations of Landlord under this Lease.

J.This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.

K.This Lease shall not be recorded. At the same time as the parties execute and deliver this Lease, the parties shall execute and deliver a memorandum of lease in a form mutually satisfactory; provided, however that neither party shall record such memorandum of lease until any and all Tenant Incentives are publicly announced (including, but not limited to, any revisions to the FILOT Agreement). The party requesting the recording of the memorandum of lease shall coordinate and pay for the recording of the memorandum of lease. If and to the extent a memorandum of lease is recorded, then within ten (10) business days following the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord a memorandum of lease termination in a form reasonably acceptable to Landlord.

L.This Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

M.All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

N.This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same lease agreement. Electronic PDFs of signatures and secure electronic signatures are acceptable.

O.“Force Majeure Event” means any matter beyond the reasonable control and not the fault of Landlord or Tenant, as the case may be, including interference by governmental authorities, governmental permitting, unusual delay in deliveries or unavailability of materials, civil disturbance, strikes, lockouts, labor disputes, inability to procure labor or materials, failure of electric power, restrictive governmental laws or regulations, governmental preemption in connection with a national emergency, governmental intervention taking by eminent domain, pandemics, epidemics, riots, insurrection, war, fire, flood, casualty, severe weather, acts of terrorism, and acts of God; provided that such party’s lack of funds or the unavailability of a particular contractor or personnel shall not be deemed a Force Majeure Event. If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder (except for the payment when due of any money which shall in no event be excused) by reason of a Force Majeure Event, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

P.Upon request of Landlord and provided Tenant is not a publicly traded company, Tenant agrees to furnish to Landlord copies of Tenant’s financial statements, audited if available, consisting of a most recent year end and current month end balance sheet, statement of cash flows, income statement and all relevant notes or summaries, reasonably acceptable to Landlord. Landlord shall not release copies of the financial statements or otherwise disclose or communicate the contents thereof to any other party or entity; provided, however, Landlord may disclose the financial statements to any prospective or existing mortgagee or purchaser of or investor in the Building and Landlord’s attorneys, agents and accountants and as otherwise required by law.

Q.Landlord and Tenant each hereby covenant and agree that this Lease, including the exhibits hereto, sets forth all of the promises, covenants, agreements, conditions and understandings between them with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings relating to such subject matter except as otherwise set forth herein. In entering into this Lease, neither party has relied upon any representation, warranty, covenant or other inducement not expressly set forth in this Lease.

R.The laws of the state in which the Premises are located shall govern the validity, performance and enforcement of this Lease. If either party institutes legal suit or action for enforcement of any obligation contained herein, venue for such suit or action may be in the county, parish or other like political entity of the state in which the Premises are located.

S.The term “attorneys’ fees”, “reasonable attorneys’ fees”, and other similar phrases used in this Lease shall mean reasonable attorneys’ fees actually incurred at customary hourly costs without regard as to any statutory presumption as to such fees.

31.OFAC. Each party represents and warrants to the other party that, to the representing party’s actual knowledge, it (a) is not acting, directly or indirectly, for or on behalf of, any person, group, entity, or nation named by any Executive Order or the U.S. Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control, and (b) is not engaged in this lease transaction, directly or indirectly, on behalf of any such person, group, entity or nation. Landlord and Tenant acknowledge, however, that if Tenant or Tenant’s parent company is a publicly traded corporation, then, notwithstanding the foregoing, Tenant is not responsible for the identity of each of its shareholders. The breaching party shall defend, indemnify and hold harmless the other party from and against all claims, damages, losses, risk, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation.

32.RENEWAL OPTION.

A.Provided that no Event of Default has occurred and is continuing, and not more than fifty percent (50%) of the Premises is being sublet to third parties (in the aggregate) at the time of each such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each (each, a “Renewal Term”) on the same terms and conditions as provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the then Demised Term. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Demised Term. On or before six (6) months prior to the commencement date of the Renewal Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Demised Term on the same terms and conditions as provided in this Lease, except as follows:

(i)The Base Rent payable during each such Renewal Term shall be the prevailing rental rate, at the commencement of such Renewal Term, for space of equivalent quality, size, utility and location as the Premises, taking into account all relevant factors including, but not limited to, the length of such Renewal Term, the then existing credit standing of the Tenant, the leasehold improvements and any tenant allowance that would be paid in connection with a renewal and the amount of any commission payable by Landlord to Broker (“Market Rate”), determined in accordance with Paragraph 32.B. below;
(ii)The 104% cap on Controllable CAM shall not apply to the first twelve (12) months of each Renewal Term, but will be applied to the Controllable CAM for the remaining lease years of such Renewal Term resulting in a “reset” of the cap on the Controllable CAM for each Renewal Term.

(iii)The number of renewal options shall be reduced by one (1) with each exercise of a renewal option by Tenant in accordance with the provisions of this Paragraph 32;

(iv)Landlord shall lease to Tenant the Premises in their then-current condition; and

(v)This option is not transferable except to Permitted Transferees; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and its Permitted Transferees as set forth above and that in no event will any assignee (other than a Permitted Transferee) or sublessee have any rights to exercise the aforesaid option to renew.

Tenant’s rights under this Paragraph 32 shall terminate if (x) this Lease or Tenant’s right to possession of the Premises is terminated, or (y) Tenant fails to timely exercise its option and/or fails to timely execute an amendment extending the Term of this Lease under this Paragraph 32, time being of the essence with respect to Tenant’s exercise thereof. If this Lease is renewed or extended, the word “Term” shall include the additional period covered by the renewal or extension, and this Lease shall apply to such additional period except as otherwise provided for herein.

B.Upon notification from Tenant of the exercise of a renewal option, Landlord shall within 15 business days thereafter notify Tenant in writing of the proposed Market Rate applicable to the Renewal Term in question; Tenant shall, within 15 business days following receipt of such notice from Landlord, notify Landlord in writing of the acceptance or rejection of the proposed Market Rate. If Tenant fails to respond to Landlord’s designation of Market Rate within said 15-business day period, Tenant shall be deemed to have accepted Landlord’s designation of Market Rate for all purposes. In event of rejection by Tenant, the Market Rate for the Renewal Term in question shall be determined as follows:

(i)Within 10 business days following notification of Tenant’s rejection, Landlord and Tenant shall each appoint an appraiser. Any appraiser appointed hereunder (whether by a party hereto or by an appraiser so appointed, as hereinafter provided) shall be impartial, have an office in the county in which the Premises are located, shall have at least fifteen (15) years’ experience as a real estate appraiser of warehouse/industrial buildings, and shall be a member of the

American Institute of Real Estate Appraisers or a successor or similar organization of recognized national standing, some of whose members are frequently employed for appraisal purposes by federal or state governments. The two appraisers appointed shall promptly attempt to agree on a determination of the Market Rate for the Renewal Term in question. The determination of Market Rate by the two appraisers, if they agree, shall be binding on Landlord and Tenant. If the Market Rate determinations of the two appraisers differ by an amount equal to or less than five percent (5%) of the higher of the two determinations of Market Rate, then the Market Rate shall be equal to the arithmetic mean of the two determinations.

(ii)If the two appraisers cannot agree upon the Market Rate for the Renewal Term in question within 10 business days following their appointment, or if their determinations of Market Rate differ by more than five percent (5%) of the higher of the two determinations of Market Rate, then the two appointees shall select a third appraiser, but if they are unable to agree on a third appraiser within 5 days, then each appraiser shall select the names of two willing persons qualified to be appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Tenant in the presence of a representative of Landlord, and the person whose name is so drawn shall be the third appraiser. If either of the first two appraisers fails to select the names of two willing, qualified appraisers, as aforesaid, the third appraiser shall be selected by lot from the two appraisers which were selected by the other appraiser for the drawing. The three appraisers so selected shall confer and immediately proceed to determine the Market Rate for the Renewal Term in question. If the three appraisers fail to agree on such Market Rate within 10 business days after the appointment of the third appraiser, the average of the two determinations of Market Rate which are closer to each other than the third determination of Market Rate shall be the Market Rate for the Renewal Term in question.
(iii)The appraisers selected hereunder shall deliver a signed written report of their appraisal, or the average of the two closer appraisals, as the case may be, to Tenant and Landlord. The fee of the appraiser initially selected by Tenant shall be paid by Tenant, the fee of the appraiser initially selected by Landlord shall be paid by Landlord, and the fee of any third appraiser and any expenses reasonably incident to the appraisal (except attorneys’ fees, which shall be borne by the party incurring the same) shall be shared equally by Tenant and Landlord. Any vacancy in the office of the appraiser appointed by Tenant shall be filled by Tenant, any vacancy in the office of the appraiser appointed by Landlord shall be filled by Landlord, and any vacancy in the office of the third appraiser shall be filled by the first two appraisers in the manner specified above for the selection of a third appraiser.

(iv)If appraisal proceedings are initiated as provided above in order to determine the Market Rate which is applicable to the Renewal Term in question, the decision and award of the appraisers as to such Market Rate shall be final, conclusive, and binding on the parties, absent settlement by agreement of the parties prior to the rendering by the appraisers of any such decision and award. If the Market Rate is not finally determined prior to the commencement of the Renewal Term in question, Tenant shall pay Base Rent based upon Base Rent theretofore in effect under this Lease until the final determination of the Market Rate for the Renewal Term in question occurs as provided above. If the final determination of such Market Rate is different from the amount paid by Tenant, Tenant shall promptly pay to Landlord any deficiency in Base Rent or Landlord shall promptly pay to Tenant any overpayment of Base Rent from the commencement of the Renewal Term in question until such final determination.

33.GENERATOR. Tenant shall be permitted by Landlord to operate a backup generator on site in a location reasonably acceptable to Landlord and shall be permitted to install and/or place a “Storage Tank” (as defined herein) near the Premises for the purpose of storing and supplying fuel for the backup generator. Notwithstanding anything to the contrary contained in this Lease, Tenant may not install or place any other “Storage Tanks” on the Property except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall provide to Landlord plans and specifications for the back-up generator and Storage Tank prior to the installation of the same. If Tenant installs any “Storage Tanks” on the Property, Tenant shall, at its sole cost and expense, remove any such Storage Tanks, in accordance with all applicable laws, immediately upon earlier of: (a) the expiration or sooner termination of this Lease; or (b) the order of any governmental authority. In any event, any such Storage Tanks shall at all times be and remain the property and responsibility of Tenant. As used herein, the term “Storage Tank”

means any one or combination of tanks, including all pipes, sumps, valves and other equipment connected thereto, which are used for the storage of petroleum products, hydrocarbon substances or fractions thereof, or other hazardous materials, and which are located above ground. In no event shall any Storage Tank be located partially or wholly below ground. Tenant’s installation, repair, maintenance, operation and removal of the back-up generator and the Storage Tank shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable laws, including without limitation providing a clearance letter upon removal (as applicable). If Tenant installs a backup generator pursuant to this Paragraph 33, then Tenant shall have the option, at its sole cost and expense, to remove the same upon the earlier of the expiration or sooner termination of this Lease.

34.ADDITIONAL REPRESENTATIONS AND WARRANTIES.

A.In addition to the other representations and warranties made herein, Landlord hereby represents and warrants to Tenant that as of the Effective Date:

(i)the execution and delivery of this Lease by the signatory hereto on behalf of Landlord and the performance of this Lease by Landlord have been duly authorized by Landlord and this Lease is binding upon Landlord and enforceable against Landlord in accordance with its terms.

(ii)Landlord is the owner of fee simple title to the Land free of all liens, encumbrances, easements, restrictions, rights and conditions of record, except those (i) as shown on that certain ALTA Owner’s Policy of Title Insurance issued by Fidelity National Title Insurance Company dated July 31, 2019, Policy Number SC251906020R, (ii) Date Down Endorsement to Loan Policy issued by Fidelity National Title Insurance Company dated April 4, 2020, attached to Policy Number SC251906020R, (iii) the Declaration, (iv) the FILOT Agreement, and (v) other additional title exceptions, if any, which do not have a material adverse effect on Tenant’s operation of business in the Premises for the Intended Use and do not diminish any of the rights nor increase the obligations of Tenant under this Lease.

(iii)to Landlord’s actual knowledge, without investigation or inquiry, there are no condemnation or judicial proceedings, administrative actions or examinations, claims or demands of any type which have been instituted or which are pending against Landlord with respect to the Premises or any part thereof, and as of the Effective Date Landlord has received no written notice of any threatened condemnation or judicial proceedings, administrative actions or examinations regarding same.

(iv)to Landlord’s actual knowledge, without investigation or inquiry, there are no actions or proceedings pending against Landlord with respect to the Premises before any court or administrative agency which would result in any material adverse change in the condition of the Premises, and as of the Effective Date Landlord has received no written notice of any threatened action or proceeding against Landlord regarding same.

(v)Landlord is duly organized and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of South Carolina.

(vi)the Premises will be delivered to Tenant free of any occupants, parties in possession, tenants, rights of first refusal, or other rights to occupy all or any portion of the Premises (other than those referenced in this Lease), and free of any service contracts or management agreements that would be binding on the Tenant after the Commencement Date.

(vii)Landlord has not filed any proceeding or petition in, nor received written notice that any proceeding or petition has been filed against Landlord in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver, custodian or trustee, or for the arrangement of debts under any state or federal statute relating to debtor protection or insolvency, and further that Landlord is not insolvent and will not be rendered insolvent by the consummation of the transaction contemplated by this Lease.

(viii)Landlord has received no written notice of and has no actual knowledge of (a) any violations of any laws, including without limitation environmental laws, or (b) any suits or judgments threatened or pending relating to violations at the Premises or any portion of the Premises of any such laws.

(ix)except with respect to the FILOT Agreement, that there are no special taxes or assessments pending and/or unpaid with respect to any improvements not yet completed on the Premises.

As used in this Paragraph 34.A., any and all references to “Landlord’s knowledge,” “Landlord’s actual knowledge” or phrases of similar import shall mean the conscious awareness of facts or other relevant information, without investigation or inquiry, by Tracy White as Senior Vice President – Development of McDonald Development Company.

B.In addition to the other representations and warranties made herein, Tenant hereby represents and warrants to Landlord that as of the Effective Date:

(i)the execution and delivery of this Lease by the signatory hereto on behalf of Tenant and the performance of this Lease by Tenant have been duly authorized by Tenant and this Lease is binding upon Tenant and enforceable against Tenant in accordance with its terms.

(ii)Tenant is duly incorporated and validly existing under the laws of the State of Delaware, and is duly authorized to transact business in the State of South Carolina.

35.SELF HELP. If Landlord fails to perform any maintenance or repair to the Premises or the Common Areas that is Landlord’s obligation under this Lease, which failure materially, adversely affects Tenant’s operation of its business in the Premises, then Tenant shall have the right to perform such maintenance or repair in accordance with the following procedure:
As a condition to exercising any right of self-help expressly provided to Tenant by this Paragraph 35:
(i)    Tenant must first give Landlord (and any mortgagee whose address has been provided to Tenant) written notice (“Notice of Self-Help”) of (a) Landlord’s failure, after any applicable notice and cure period, to provide such repair or maintenance to the Premises or the Common Areas, as required under the Lease; and (b) Tenant’s intent to take self-help action pursuant to this Paragraph 35. If Landlord fails or refuses to commence such repair or maintenance within ten (10) business days after Landlord’s receipt of the Notice of Self-Help, subject to extension for reasons beyond Landlord’s reasonable control including, without limitation any delays caused by Tenant, then Tenant shall have the option to exercise its self-help right subject to the following terms and conditions;
(ii)any contractor performing work upon any component of the Premises still under warranty, including without limitation the roof of the Premises, must be approved by the applicable manufacturer as an authorized servicer of such component;
(iii)Tenant shall take only such action as is reasonably necessary to correct the defective condition;
(iv)all work done in accordance with this Paragraph 35 must be performed at a reasonable and competitive cost and expense;
(v)any work done by Tenant under this Paragraph 35 is otherwise subject to all applicable laws, ordinances, rules, regulations and orders and the terms and conditions of the Lease.
In the event Tenant exercises its self-help right as hereinabove provided and provided Landlord, acting in good faith, does not dispute Tenant’s right to exercise its self help remedy set forth herein, such dispute to be evidenced by Landlord’s written notice to Tenant delivered within ten (10) business days from Landlord’s receipt of the Notice of Self-Help, Landlord shall reimburse Tenant the actual, reasonable cost of such repair within thirty (30) business days of Landlord’s receipt from Tenant of (i) copies of invoices and paid checks evidencing the cost of the repair, and
(ii) original lien waivers from all applicable contractors and/or subcontractors providing labor and/or materials.

36.LANDLORD DEFAULT. In the event Landlord fails to comply with any of the terms and conditions of this Lease applicable to Landlord, then unless Landlord corrects or remedies any such failure within thirty (30) days following receipt of written notice from Tenant (or such longer period of time as reasonably necessary to complete such cure or remedy provided Landlord commences to cure within such thirty (30) day period and diligently pursues such cure to completion), then Tenant may elect to declare Landlord in default of this Lease with respect to such failure to comply. In the event Landlord is in default of this Lease, Tenant may pursue its rights and remedies at law or in equity provided however in no event shall Tenant have the right to terminate this Lease, abate or otherwise offset rent, and/or exercise self-help except as otherwise expressly set forth in Paragraph 35 above.

37.LEASE GUARANTY. A condition to the effectiveness of this Lease shall be Landlord's receipt from Proterra, Inc., as Guarantor, of an executed Lease Guaranty (herein so called) in a form acceptable to Landlord in its sole discretion, such being a material inducement to Landlord's decision to enter into this Lease.

Signatures are on the following page

IN WITNESS WHEREOF, the parties have executed this Lease with intent to be bound hereby as of the day and year indicated above each signature block, respectively, but effective as of the day and year first above written.

EXECUTED BY LANDLORD, this 13th day of November, 2021.

LANDLORD:

CAROLINA CC VENTURE XXXVII, LLC,
a Delaware limited liability company

By:    McDonald Ventures XXXVII, LLC, its Managing Member

By:    McDonald Industrial XXXVII, LLC, its Sole Member

By:         John R. McDonald, Manager

EXECUTED BY TENANT, this 13th day of November, 2021.

TENANT:

PROTERRA OPERATING COMPANY, INC., a Delaware corporation

By:     Name:     Title:

EXHIBIT A – LEASING PLAN

[***]

Exhibit A

EXHIBIT “B”

LEGAL DESCRIPTION OF LAND

ALL THAT LOT, TRACT OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE STATE OF SC, COUNTY OF SPARTANBURG, THE METES AND BOUNDS OF WHICH ARE MORE PARTICULARLY STATED AS FOLLOWS:

COMMENCING AT AN POINT IN THE INTERSECTION OF POPLAR DRIVE EXT. (66' RIGHT-OF-WAY) & HARVEY ROAD (DITCH-DITCH RIGHT-OF-WAY), BEING THE POC (POINT OF COMMENCEMENT); THENCE CONTINUING ALONG HARVEY ROAD S87°34'15"E A DISTANCE OF 855.65 FEET TO AN IPF 1/2" REBAR; THENCE LEAVING SAID HARVEY ROAD S03°18'54"W A DISTANCE OF 200.01 FEET TO AN IPF 3/4" CT; THENCE S88°30'55"E A DISTANCE OF 63.47 FEET TO AN IPS 1/2" REBAR BEING THE POB (POINT OF BEGINNING) FOR PARCEL 2; THENCE RUNNING S88°30'55"E A DISTANCE OF 125.79 FEET TO AN IPF 1/2" REBAR, THENCE N04°42'27"E A DISTANCE OF 59.81 FEET TO AN IPF 1" SOLID ROD; THENCE S85°47'34"E A DISTANCE OF 213.94 FEET TO AN IPF BENT 1-1/4" SOLID ROD; THENCE S87°12'08"E A DISTANCE OF 387.08 FEET TO A POINT LOCATED IN THE ASPHALT OF HARVEY ROAD (DITCH-DITCH RIGHT-OF-WAY); THENCE LEAVING HARVEY ROAD S08°36'16"W A DISTANCE OF 18.20 FEET TO AN IPS 5/8" REBAR; THENCE S 08°36'16"W A DISTANCE OF 215.51 FEET TO AN IPS 1/2" REBAR; THENCE S08°36'16"W A DISTANCE OF
241.54 FEET TO AN IPS 5/8" REBAR; THENCE S14°42'48"W A DISTANCE OF 187.94 FEET TO AN IPS 5/8" REBAR; THENCE S03°29'14"E A DISTANCE OF 54.12 FEET TO A POINT LOCATED IN THE CENTERLINE OF DITCH; THENCE ALONG SAID CENTERLINE OF DITCH THE FOLLOWING BEARING AND DISTANCES; THENCE S29'05'39"W A DISTANCE OF 42.72 FEET TO A POINT; THENCE S48°53'09"W A DISTANCE OF 37.72 FEET TO A POINT; THENCE S47°43'39"W A DISTANCE OF 94.89 FEET TO A POINT; THENCE S39°45'29"W A DISTANCE OF 41.38 FEET TO A POINT; THENCE S31°52'22"W A DISTANCE OF 62.03 FEET TO A POINT; THENCE S18°38'31"W A DISTANCE OF 72.80 FEET TO A POINT; THENCE S31°23'59"W A DISTANCE OF 21.49 FEET TO A POINT; THENCE S51°22'16"W A DISTANCE OF 30.13 FEET TO A POINT; THENCE S27°22'59"W A DISTANCE OF 76.63 FEET TO A POINT; THENCE S17°04'24"W A DISTANCE OF 88.66 FEET TO A POINT; THENCE S22°48'54"W A DISTANCE OF 61.06 FEET TO A POINT; THENCE S29°27'40"W A DISTANCE OF 43.19 FEET TO A POINT; THENCE S26°34'44"W A DISTANCE OF 29.98 FEET TO A POINT LOCATED ON THE NORTHERN RIGHT-OF-WAY OF SOUTH CAROLINA HWY. 80 (250' RIGHT-OF-WAY); THENCE ALONG SAID RIGHT-OF-WAY THE FOLLOWING BEARING AND DISTANCES; S41°18'51"W A DISTANCE OF 15.86 FEET TO AN IPS 5/8" REBAR; THENCE S32°42'00"W A DISTANCE OF 120.55 FEET TO AN IPF 5/8" REBAR ON NORTHERN RIGHT-OF-WAY OF SOUTH CAROLINA HWY. 80 (250' RIGHT-OF-WAY); THENCE LEAVING SAID RIGHT-OF-WAY N69°40'04"W A DISTANCE OF 210.19 FEET TO AN IPF 1" SOLID ROD; THENCE N 05'58'22"E A DISTANCE OF 335.18 FEET TO AN IPS 1/2" REBAR, THENCE S 54°14'54" W A DISTANCE OF 254.90 FEET TO AN IPS 1/2" REBAR; THENCE N 35°45'06" W A DISTANCE OF 33.70 FEET TO AN IPS 1/2" REBAR; THENCE S 54°14'54" W A DISTANCE OF 26.63 FEET TO AN IPF 1/2" REBAR BENT; THENCE S66°01'29"W A DISTANCE OF
661.51 FEET TO AN IPF 1" CT; THENCE LEAVING C/L OF SAID 68' DUKE POWER EASEMENT N80°05'50"W A DISTANCE OF 55.81 FEET TO AN IPF 1" CT ON THE EASTERN RIGHT-OF-WAY OF SAID POPLAR DRIVE EXT.; THENCE ALONG SAID RIGHT-OF-WAY THE FOLLOWING BEARINGS AND DISTANCES: N10°07'40"E A DISTANCE OF 233.02 FEET TO AN IPF 1" CT; THENCE ALONG A CURVE TO THE LEFT HAVING A CHORD BEARING OF N12°09'37"E, A DISTANCE OF 231.49 FEET , A RADIUS OF 2,864.79 FEET AND AN ARC LENGTH OF 231.55 FEET TO AN IPF 1/2" REBAR BENT; THENCE N13°12'58"E, A DISTANCE OF 167.55 FEET TO AN IPF 1/2" REBAR; THENCE ALONG A CURVE TO THE LEFT HAVING A CHORD BEARING OF N06°58'24"E, A DISTANCE OF 149.21FEET, A RADIUS OF 572.95 FEET AND AN ARC LENGTH OF 149.64 FEET TO AN IPF 1/2" REBAR; THENCE TURNING AND RUNNING S 90°00'00" E A DISTANCE OF 184.80 FEET TO AN IPS 1/2" REBAR; THENCE N 82°09'32" E A DISTANCE OF 99.65 FEET TO AN IPS 1/2" REBAR; THENCE N 54°28'08" E A DISTANCE OF 40.22 FEET TO AN IPS 1/2" REBAR; THENCE S 35°31'52"E A DISTANCE OF 21.29 FEET TO AN IPS 1/2" REBAR; THENCE N 54°28'08" E A DISTANCE OF 505.94 FEET TO AN IPS 1/2" REBAR; THENCE N 0°00'00" W 296.74 FEET TO THE (POB) POINT OF BEGINNING OF PARCEL 2. SAID TRACT CONTAINS 29.58 ACRES OR 1,288,540 SQUARE FEET MORE OR LESS, BEING THAT SAME PARCEL IDENTIFIED AS PARCEL 2 ON THAT CERTAIN PLAT ENTITLED “SURVEY FOR CAROLINA CC VENTURE XXXVII, LLC TRUIST BANK AND FIDELITY NATIONAL TITLE INSURANCE

COMPANY, SPARTANBURG COUNTY, SOUTH CAROLINA” BY DANIEL J. STILES OF EAS PROFESSIONALS DATED SEPTEMBER 5, 2020, RECORDED SEPTEMBER 9, 2020 IN THE OFFICE OF THE SPARTANBURG COUNTY REGISTER OF DEEDS IN PLAT BOOK 178, PAGE 36, AND BEING KNOWN AS 1605 POPLAR DRIVE EXT., TMS # 9-05-02-100.00.

Less and Except:
THAT PORTION OF PARCEL 2, BEING APPROXIMATELY 4.0 ACRES, THAT LIES SOUTH AND WEST OF THE CENTER LINE OF THE CREEK LOCATED ON THE PARCEL, AS SHOWN ON THE SURVEY.

EXHIBIT “C”

The “WORK LETTER”
1.Construction Documents.

(a)Preliminary and Final CDs. Tenant shall, at its sole expense (but subject to the Leasehold Improvements Allowance), deliver to Landlord for its approval preliminary construction documents prepared by an architect (“Architect”) chosen by Tenant and reasonably approved by Landlord (Landlord approves Harper General Contractors as the Architect) depicting and detailing all improvements and/or alterations that Tenant proposes to install and/or make in or to the Premises (the “Preliminary CDs”). The Preliminary CDs must reasonably conform to the Outline of Standard Tenant Finish Specifications attached hereto as Exhibit “C-1”. The Preliminary CDs must be delivered in Autocad format together with a hard copy thereof and must include, without limitation, the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the base Building and reasonably detailed plans and specifications for the construction of all improvements and alterations Tenant desires to be made to the Premises. Landlord shall notify Tenant whether it approves of the submitted Preliminary CDs within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Preliminary CDs based on factors as further described in Section 1(b) below, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the Preliminary CDs in accordance with Landlord’s objections and submit the revised Preliminary CDs to Landlord for review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Preliminary CDs within five (5) business days after its receipt thereof. This process shall be repeated until the Preliminary CDs have been finally approved by Landlord; provided that Landlord shall only be entitled to disapprove any resubmitted Preliminary CDs to the extent the same fail to comply in all material respects with Landlord’s prior reasons for disapproval. As used herein, (i) “Final CDs” shall mean the Preliminary CDs as finally approved by Landlord, as amended from time to time by any Change Orders (hereinafter defined), and (ii) “Leasehold Improvements” shall mean, collectively, all improvements and alterations or work to be installed or performed in or made to the Premises pursuant to the Final CDs; provided, however, that Leasehold Improvements shall specifically exclude any and all of Tenant’s Property, and (iii) “Tenant’s Property” shall mean collectively, all personal property (including but not limited to IT equipment and office furniture), business fixtures of Tenant, all compressors, all free-standing cranes, forklift chargers, battery assembly equipment, vehicle car chargers, solar panels and invertors, and any dyno chamber(s). Upon determination of the Final CDs, this Work Letter will automatically be amended to incorporate the Final CDs by reference.

(b)Approval Standard. Notwithstanding anything to the contrary herein, Landlord’s approval of the Preliminary CDs, Final CDs, Change Order, and other changes related to the plans for the Leasehold Improvements under this Work Letter will not be unreasonably withheld, conditioned or delayed unless and then to the extent such would, if implemented and in Landlord’s good faith opinion, (i) result in non-compliance of the Leasehold Improvements or the Property with any applicable governing laws, rules, ordinances, codes and/or regulations (“Legal Requirements”); (ii) overload the capacity of or have a material adverse effect on any of the Buildings fire-safety, plumbing, electrical or mechanical systems, (iii) affect the exterior appearance of the Building or Common Areas; (iv) affect the Building’s exterior walls, roof, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams or exterior glass and mullions, or (v) would locate any equipment, wiring, cabling or conduit on the roof of the Building or in any Common Areas (other than chases within interior walls designated for such purposes), then, in any of such circumstances, Landlord may withhold consent in its sole discretion; provided, however, that Landlord shall allow Tenant to install solar panels and related infrastructure on the Property in locations other than the roof (it being agreed that solar panels shall not be located on the roof of the Building and further the same may be used solely for the benefit of the Property and may not be used by or for the benefit of third parties). Landlord’s approval of the Preliminary CDs shall not be a representation or warranty of Landlord that such are adequate for any use or comply with any Legal Requirements, but shall merely be the consent of Landlord thereto.

2.Change Orders. No changes may be made to the Final CDs without Landlord’s written approval. If Tenant desires to make any changes to the Final CDs, Tenant shall submit to Landlord a change order request prepared by Architect and otherwise in a form reasonably required by Landlord but which shall include, in any event, changes to the Final CDs reflecting the requested change (a “Change Order Request”). Each such Change Order Request must receive the prior written approval of Landlord, such approval or disapproval to be made within the time periods and governed by the standards for approval of the Preliminary CDs as described above and, as so approved, is herein referred to as a "Change Order").

3.Tenant’s Contractors/Construction Contracts.

(a)Tenant’s General Contractor. Tenant shall be responsible for bidding the Leasehold Improvements and selecting the General Contractor (herein so called) from the list of Landlord preferred contractors, or such other contractor as is reasonably acceptable to Landlord. Landlord approves Harper General Contractors as the General Contractor. Landlord shall have the right to approve all subcontractors, such approval to not be unreasonably delayed, conditioned or withheld.

(b)Construction Manager. Tenant shall retain, at its sole cost (subject to the Leasehold Improvements Allowance) its own construction manager for the performance of the Leasehold Improvements.

(c)Tenant’s Construction Contracts. The construction contract for the Leasehold Improvements shall provide for, without limitation, (i) a one-year warranty for all of the Leasehold Improvements; and (ii) a requirement that the General Contractor perform the Leasehold Improvements in accordance with the Final CDs and in a good and workmanlike manner and in compliance with all Legal Requirements.

4.Construction/Contractor Requirements.

(a)Tenant and Tenant’s General Contractor shall not commence any of the Leasehold Improvements until the later to occur of (i) determination of the Final CDs, (ii) Tenant obtaining and delivering to Landlord all necessary demolition and building permits therefor, and (iii) Tenant’s General Contractor and all subcontractors have provided to Landlord certificates of insurance evidencing compliance with the following: contractors to maintain (1) commercial general liability insurance coverage of no less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence and in the aggregate for personal injury, bodily injury, death or property damage, (2) builder’s risk insurance for full replacement (with only Tenant’s General Contractor being required to carry this insurance), and (3) workers’ compensation insurance as required by applicable law. Tenant, upon written request by Landlord, shall provide to Landlord certificates of insurance from the applicable parties evidencing the insurance coverage required by this Section. Tenant’s policy and the policies of Tenant’s contractors (including Tenant’s General Contractor) shall name Landlord as an additional covered party. Any occupancy prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease (including, but not limited to, Tenant’s indemnification obligations and Tenant’s obligations to carry insurance) other than the payment of Rent, the payment of which shall commence on the Commencement Date as provided in the Lease. During the early-occupancy period, if any, Tenant will be responsible for providing electric power and other necessary utilities for its activities and for providing security for any of its property located on the Property or in the Premises. DURING TENANT’S EARLY OCCUPANCY OF THE PREMISES, IF ANY, TENANT HEREBY ASSUMES ALL RISK OF DAMAGE TO AND THEFT OF PROPERTY AND INJURY TO PERSONS, IN, ON, OR ABOUT THE PREMISES FROM ANY CAUSE WHATSOEVER AND AGREES THAT LANDLORD AND LANDLORD’S EMPLOYEES, AGENTS, CONTRACTORS, INVITEES AND OTHER TENANTS SHALL NOT BE LIABLE FOR, AND ARE HEREBY RELEASED FROM ANY RESPONSIBILITY FOR, ANY DAMAGE TO OR THEFT OF PROPERTY OR INJURY TO PERSONS, WHICH DAMAGE, THEFT OR INJURY IS SUFFERED BY TENANT OR BY OTHER PERSONS CLAIMING THROUGH TENANT.

(b)Upon commencement of the construction of the Leasehold Improvements, Tenant shall proceed with due diligence to complete same in an expeditious manner in accordance with the Final CDs. The Leasehold Improvements must be performed in a good and workmanlike manner, in compliance with all Legal Requirements.

(c)Tenant will take commercially reasonable steps to protect its facilities and to secure the same. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct.

(d)Tenant shall at all times keep the Common Areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workers. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right, following notice to Tenant and a reasonable opportunity to cure, to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord’s cleanup requirements. Upon Substantial Completion (hereinafter defined) of the Leasehold Improvements, Tenant’s contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises, the Building, and the Common Areas. Any damage caused by Tenant’s contractors to any portion of the Building or to any property of Landlord shall be repaired by Tenant at Tenant’s expense forthwith after written notice from Landlord as to its condition prior to such damage.

5.Substantial Completion.

(a)As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean that (i) the Leasehold Improvements have been substantially completed in accordance with the Final CDs as determined by Architect, and (ii) Tenant can lawfully occupy the Premises for business purposes. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments and other “punch-list” items remain to be completed. Tenant shall have the sole responsibility for obtaining any certificate of occupancy (or equivalent). When the Architect considers the Leasehold Improvements to be Substantially Completed, Tenant will notify Landlord and within five (5) business days thereafter, Landlord’s Representative and Tenant’s Representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Leasehold Improvements. Tenant shall use commercially reasonable efforts to cause the General Contractor performing the Leasehold Improvements to complete all punch-list items within thirty (30) days after agreement thereon. The date upon which Substantial Completion is achieved will be the “Substantial Completion Date” as that term is used in the Lease. NOTWITHSTANDING THE ABOVE, SUBSTANTIAL COMPLETION OF THE LEASEHOLD IMPROVEMENTS IS NOT A CONDITION TO THE COMMENCEMENT DATE OR TENANT’S OBLIGATION TO PAY RENT (OR TO PERFORM ANY OTHER OBLIGATIONS) UNDER THE LEASE).

(b)All of the Leasehold Improvements will be owned by Landlord and will remain in the Premises at the expiration or early termination of this Lease unless otherwise agreed in writing by

Landlord. All of the Tenant’s Property will be owned by Tenant and Tenant shall remove all of Tenant’s Property upon the expiration or earlier termination of the Demised Term, and repair any damage to the Premises in connection with such removal. Tenant’s removal and restoration obligations under Paragraph
10.B of the Lease will include the removal of all Leasehold Improvements that Landlord designates as “Non-Building Standard Improvements” as part of the approval process for the Preliminary CDs (and otherwise in connection with the Leasehold Improvement Plans). Without limitation, and whether or not so designated by Landlord, Non-Building Standard Improvements will include the following which Tenant shall remove at the end of the Demised Term:    . Notwithstanding anything to the contrary, all electrical conduit and all process piping shall not be deemed Non-Building Standard Improvements and Tenant shall not be required to remove those items. Except as otherwise set forth herein, Tenant otherwise will not be required to remove any Leasehold Improvements upon the expiration of the Demised Term.

(c)Within sixty (60) days after the Substantial Completion Date, Tenant shall deliver to Landlord (i) an accurate record drawing of the Leasehold Improvements as constructed in Autocad format together with a hard copy thereof, and (ii) final lien waivers from the General Contractor, fully executed, acknowledged and in recordable form.

6.Payment for Construction Costs /Leasehold Improvements Allowance.

(a)Construction Costs Defined. As used in this Work Letter, “Construction Costs” shall include only (i) the cost of all labor and materials and supplies for the construction of the Leasehold Improvements (including any demolition per the Final CDs); (ii) the cost of all contractor, architectural, engineering and design and project consultant/manager fees (including but not limited to costs incurred in connection with the preparation of the Final CDs and any other construction documents) and general conditions and permitting costs/fees; and (iii) the cost of utilities and debris removal. Construction Costs shall not include the cost of acquisition, installation, set up or testing of any of Tenant’s Property including, Tenant’s furniture, fixtures, equipment or inventory.

Prior to commencement of construction of the Leasehold Improvements, Tenant shall deliver or cause to be delivered to Landlord a construction budget setting forth in reasonable detail the estimated Construction Costs (the “Construction Budget”).

(b)Allowance/Disbursement. Landlord shall provide to Tenant a construction allowance in an amount not to exceed $11.50 per square foot of space within the Premises ($3,762.098.50;
$11.50 x 327,139sf) (“Leasehold Improvements Allowance”) to be applied toward Construction Costs. Tenant shall be responsible for the Construction Costs in excess of the Leasehold Improvements Allowance (the positive difference between the Construction Costs and the Leasehold Improvements Allowance being “Tenant’s Contribution”). The Leasehold Improvements Allowance will be paid by Landlord in periodic payments as construction progresses on a pari passu basis, less a retainage of ten percent (10%), within thirty (30) days of receipt by Landlord of applications for payment from Tenant consistent with the provisions set forth below. In the event Landlord has disbursed to Tenant (or to the General Contractor) the total Leasehold Improvements Allowance, less a retainage equal to ten percent (10%) of the Leasehold Improvements Allowance, Tenant will be responsible for additional payments to the General Contractor sufficient to satisfy the General Contract and any obligations to the General Contractor due thereunder. Notwithstanding anything to the contrary herein, Landlord shall install, at its sole cost and expense, a 3,000A switchgear (the “Switchgear”) in the Building within a reasonable time after the Commencement Date and shall work together with Tenant’s electrical consultant in good faith. Further, if Tenant subsequently replaces the Switchgear with a larger capacity switchgear, as part of the Leasehold Improvements or otherwise as allowed under the Lease, then the larger capacity switchgear shall become part of the Building and part of the Leasehold Improvements and Tenant shall be deemed the owner of the

Switchgear.

Landlord is currently storing metal studs and other interior building materials (the “Stored Materials”) for construction of interior improvements in the Building, which Stored Materials Landlord is willing to either (at Tenant’s option): (i) apply toward the Leasehold Improvements Allowance, or (ii) remove from the Building after execution of this Lease. Landlord agrees to coordinate with Tenant and the General Contractor on the suitability of the Stored Materials to be used by Tenant in the construction of the Leasehold Improvements, and to establish the value of the credit against the Leasehold Improvement Allowance, or, in the alternative if the parties are unable to agree on such credit value, Landlord shall have the Stored Materials removed from the Building within fifteen (15) days of such decision.

(c)Application for Disbursement. In connection with each application for payment Tenant shall provide Landlord: (A) a request for payment of the General Contractor approved by Tenant, in the appropriate AIA form or other form approved by Landlord showing the schedule, by trade, of percentage of completion of the Leasehold Improvements, detailing the portion of the Leasehold Improvements completed and the portion not completed, (B) copies of invoices from Tenant’s contractors for labor rendered and materials delivered to the Premises and for which payment is sought through the subject disbursement; (C) an executed mechanic’s lien release from the General Contractor with respect to the work for which payment is sought and in a form approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and (D) executed mechanic’s lien releases from all subcontractors with respect to all previous draws paid by Landlord and in a form approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the foregoing being collectively referred to herein as an “Interim Application for Payment”). As between Landlord and Tenant, Tenant’s submission of an Interim Application for Payment shall be deemed Tenant’s acceptance and approval of the portion of the Leasehold Improvements furnished and/or the materials supplied as set forth in Tenant’s payment request. Subject to the terms of this Work Letter, and provided an Interim Application for Payment is delivered on or before the 10th day of a calendar month then on or before the 30th day of such calendar month in which the Application was received (if the Interim Application for Payment is made after the 10th day of a calendar month then Landlord’s contribution shall be made on the 30th day of the following calendar month), Landlord shall deliver a check to Tenant (or directly to General Contractor if requested by Tenant) in payment of the amounts so requested by Tenant, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Retainage”), provided that Landlord does not in good faith dispute any request for payment based on non-compliance of any Leasehold Improvements with the Finals CDs, or due to any substandard work, or for any other reasonable reason. Landlord’s payment of any Application for Payment shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s Application for Payment.

(d)Final Payment. Landlord shall pay the Retainage to Tenant (or directly to General Contractor if requested by Tenant) following the receipt by Landlord of an executed application for payment on the appropriate AIA form or another form as is reasonably approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed, and the following items: (i) with respect to payment to any persons performing work or supplying or fabricating materials for the Leasehold Improvements, final lien waivers from such persons, fully executed, acknowledged and in recordable form, (ii) the Tenant’s and Architect’s certification that the Leasehold Improvements have been finally completed, including all punch- list items, on the appropriate AIA form or such other form as is approved by Landlord, (iii) evidence that Tenant can lawfully occupy the Premises, (iv) Landlord has determined that no substandard work exists which adversely affects the Building or the base Building or exterior appearance of the Building, (iv) evidence that Tenant has paid for the entire Construction Costs that is in excess of the Leasehold Improvements Allowance, (vi) commissioning documents for any equipment installed as part of the Leasehold Improvements that are tied into any building/mechanical systems, (vii) Tenant’s “close-out” package including information regarding all materials incorporated into the Leasehold Improvements, and

(viii) Tenant has furnished Landlord with an accurate record drawing of the Leasehold Improvements as constructed in Autocad format together with a hard copy thereof (collectively, a “Final Application for Payment” and together with an Interim Application for Payment, an “Application for Payment”). Subject to the terms of this Work Letter, Landlord shall pay to Tenant the Retainage amount within thirty (30) days following Tenant’s submission of the Final Application for Payment. Tenant’s submission of a Final Application for Payment shall constitute Tenant’s warranty to Landlord that Tenant has inspected all of the Leasehold Improvements and accepts same subject only to latent defects, and provided that such representation does not constitute a waiver by Tenant of any claims against its contractors. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s Application for Payment.
(e)Intentionally omitted

(f)Additional Disbursement Conditions. Except as expressly provided elsewhere in this Work Letter, Landlord shall only be obligated to make the disbursement of the Leasehold Improvements Allowance to the extent costs are incurred and paid by Tenant for the Construction Costs. If an Application for Payment is incomplete or incorrect in any respect, Landlord will notify Tenant of same and the amount of the subject disbursement of the Leasehold Improvements Allowance applicable to the portion of such incomplete or incorrect Application for Payment only shall be deferred until twenty (20) days following Landlord’s receipt of the corrected Application for Payment. Notwithstanding anything to the contrary contained in this Work Letter, Landlord shall not be obligated to make any disbursement during the pendency of any of the following: (1) Landlord has received written notice of any unpaid and delinquent claims relating to any portion of the Leasehold Improvements or any materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or any of the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or any of the Premises, (3) the conditions to the advance of the Leasehold Improvements Allowance are not satisfied, (4) an Event of Default (as defined in the Lease) under the Lease then exists, or (5) Landlord has determined, in its reasonable discretion, that substandard work exists which adversely affects the Building. Nothing herein shall be construed to grant Tenant the power to lien any interest of Landlord in the Building or the Property.

(g)Excess Leasehold Improvements Allowance. Subject to a Force Majeure Event (as defined in the Lease), if on the 500th day after the Commencement Date there remains any balance of the Leasehold Improvements Allowance that is not then the subject of a pending or disputed Application for Payment, then in such instance such balance of the Leasehold Improvements Allowance then remaining on such 500th day after the Commencement Date will be the sole property of Landlord and Tenant will have no further right thereto.

7.Tenant Charges. Tenant shall be solely responsible for all hard and soft costs incurred by Landlord for changes to the base Building required by Tenant (and approved by Landlord) or Legal Requirements in connection with the Leasehold Improvements or Tenant’s contemplated use of the Premises; provided that the amount of such costs are approved by Tenant in advance. Upon request, Landlord will advise Tenant of the estimated costs of any changes to the base Building desired by Tenant and the actual costs thereof once implemented. Landlord may charge such costs to the Leasehold Improvements Allowance but Tenant’s obligation to pay or reimburse Landlord for all such costs will not be limited thereby.

8.Landlord’s Oversight Role/Review and Inspection.
(a)The parties acknowledge that Landlord is not an architect or engineer, and that the Leasehold Improvements will be designed and performed by independent architects, engineers and contractors engaged by Tenant. Landlord will have no responsibility for construction means, methods or techniques or safety precautions in connection with the Leasehold Improvements, and do not guarantee that the Final CDs (as such may be changed by Change Orders) will be free from errors, omissions or defects or will comply with Legal Requirements, and shall have no liability therefore notwithstanding any approval thereof. Landlord’s approval of the Final CDs, Change Orders and construction contracts, and Landlord’s designations, lists, recommendations or approvals concerning Tenant’s architects and contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Final CDs (as such may be changed by Change Orders), any other construction documents or the Leasehold Improvements, or the design thereof, or of its compliance with Legal Requirements.

(b)Tenant shall cause Tenant’s Representative to hold construction meetings at least bi-weekly with Landlord’s representative to review the status of the construction of the Leasehold Improvements. Such meetings must be during normal business hours and may be telephonic. Tenant’s Representative must give Landlord’s representative not less than 24-hours advance notice of such meetings. Tenant, through Tenant’s Representative, must provide to Landlord’s Representative, not less frequently than monthly, with status reports on the status and progress of the construction of the Leasehold Improvements, which report shall include a then current critical path construction schedule for the Leasehold Improvements and the then current estimate for Substantial Completion of the Leasehold Improvements.

(c)Tenant must permit access to the Premises, and inspection of the Leasehold Improvements, by Landlord and Landlord’s Representative, at all times during the period in which the Leasehold Improvements are being planned and constructed to allow Landlord and Landlord’s Representative to ensure compliance with this Work Letter; provided, however, Landlord and Landlord’s Representative shall not impede or otherwise interfere with the construction of the Leasehold Improvements.

(d)If Tenant fails to perform the Leasehold Improvements as required herein or the materials supplied fail to comply herewith or with the Final CDs (as such may be changed by Change Orders) and such failure shall continue for ten (10) business days after receipt of written notice thereof delivered by Landlord to Tenant’s Representative, Landlord shall have the right to temporarily stop the applicable portions of the Leasehold Improvements pending Tenant’s cure of such failure. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work required to cure or complete any Leasehold Improvements which has violated this Work Letter, or which pertains to patching of the Leasehold Improvements and other work in the Building, or involves Leasehold Improvements outside the Premises, or which affects the base Building, provided that Tenant shall not have done so within ten (10) business days after receipt of written notice thereof delivered by Landlord to Tenant or, if the same cannot be corrected within ten (10) business days, Tenant fails to commence correcting the same and diligently proceeds to correct the same. No such action by Landlord shall serve to abate any Rent due under the Lease or any other obligations of Tenant therein.

9.Construction Representatives. Tenant and Landlord shall each designate in writing one or more representatives to act on its behalf in dealing with the other party in matters relating to the Improvements. Each of the representatives shall: (a) attend each project meeting as scheduled by Tenant’s Representative as provided above and fully participate and cooperate with each other to ensure the orderly progression of the Leasehold Improvements; (b) be qualified to render decisions that are within their delegation of authority or, if outside their delegation of authority, to obtain such decisions in an expedited manner to ensure scope, cost and schedule are maintained; and (c) be authorized to approve Change Orders. Each party shall be bound by any consents or approvals given by such designated representatives. Except as hereinafter provided, either party may, at any time, change its designated representative by giving a minimum of three (3) business days’ notice of a change of designation. The designated representatives shall exert their best efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the other party’s work and actions with respect to the Landlord’s Work. Tenant hereby designates Jeff Hurtig (email:jhurtig@proterra.com; telephone 562-280-5155 as its designated representative. Landlord hereby designates Tracy White (email: TWhite@mcdco.com; telephone (404) 923.5069) as its designated representative. Notices required or permitted under this Work Letter given by email by one designated representative to the other will be deemed to be effective notice given by Landlord to Tenant, or Tenant to Landlord, as applicable, and will be effective notice for all purposes under this Work Letter.

10.Misc. Capitalized terms used herein have the same meanings set forth for such terms in the Lease of which this Work Letter is a part. It is intended that this Work Letter (Exhibit C) and the body of the Lease be complimentary and in addition to one another, but if there is a conflict between this Work Letter (Exhibit C) and the Lease, this Work Letter (Exhibit C) shall control with respect to any particular item and provision described herein.

EXHIBIT C-1
McDONALD DEVELOPMENT COMPANY OUTLINE OF
STANDARD TENANT FINISH SPECIFICATIONS

Exhibit C-1

1. CARPENTRY & MILLWORK
A.Single fixture toilet rooms to have a wall-hung lavatory. Multiple fixture toilet rooms shall have plastic laminate lavatory counter-tops without base cabinet for handicap access.
B.One coat rod and shelf in each coat closet.
C.Two levels of adjustable shelves in storage room.
D.Toilet partitions to be metal, in standard colors.

2. DOORS & HARDWARE
A.Glass entrance door is existing.
B.Interior Doors
3’ - 0” x 6’ - 8” x 1 - 3/4” flush solid core, stain grade, birch veneer door or to match existing (New doors to have Minwax Dark Walnut #2716).
Door frames shall be KD hollow metal.
(3) 4 x 4 hinges with 26 D finish (Brushed finish).
Hardware shall be lever action Cal-Royal SL Series with 26D finish (Grade 2 or better). Function to be compatible with room types indicated on drawings
Wall mounted door stops with interior wall blocking.
Provide closers on all bathroom doors (excluding single fixture bathrooms) and doors leading to warehouse.
C.Labeled Doors (where required)
Provide labeled doors and frames with rated hinges. Lever action Cal-Royal SL Series locksets.
Surface mounted closers.

3. PARTITIONS
A.Demising Walls
Demising wall partitions shall be 1-hour rated extending from finished slab to deck (height varies) and shall be constructed with 5/8” type C gypsum wallboard screwed to both sides of 6” wide metal studs. Provide R-11 fiberglass blankets in wall cavity floor to roof deck (UL Des. U-465), painted white with black cove base.
B.Interior Partitions
Typical 9’ - 0” interior partitions shall extend from finished slab to finished ceiling. Construction to be of 3-5/8” wide metal studs (25 Ga.) spaced 24” o.c. with 1/2” gypsum wallboard screwed to both sides. Toilet room walls shall extend to 10’.
Insulation - sound attenuation blanket is to be installed in all toilet room, break room, and conference room walls.
All exterior tilt-up walls in office areas to receive 1/2” gypsum board on 3-5/8” wide metal studs (25 Ga.) spaced 24” o.c. with R-11 insulation.

Exhibit C-1

C. Office/Warehouse Separation Wall
If not 1-hour rated: Construction to be of 6” wide metal studs with 1/2” gypsum wallboard screwed to both sides (one side to the deck, one side to 10’) and R-11 insulation to deck. Warehouse side to be painted white with black cove base.

4. ACOUSTICAL CEILINGS
A.2’ - 0” x 2’ - 0” standard grid system with 5/8” non-directional fissured mineral board ceiling panels installed at 9’ a.f.f. with no insulation above ceiling grid.
B.Ceiling to be continuous over all interior partitions, except at toilet rooms.

5. FLOORING
A.One color of vinyl composition tile (VCT) is to be installed in bathrooms and kitchen/break room. Patterns and/or multi-tiles are subject to upcharge.
B.All other finished areas are to be carpeted using building standard carpet ($16 per square yard installed allowance).
C.4” rubber cove base is to be installed in all finished office areas and the warehouse side of the warehouse/office separation wall. Pre-molded tab corners to be used on all outside corners.
D.The warehouse floor shall be sealed with Lapidolith.

6. PAINTING
A.All walls in finished office area are to be painted with a minimum of two coats of eggshell paint.
B.Warehouse side of office warehouse separation wall to be painted white with a minimum of two coats of eggshell paint.
C.All door frames to be painted with oil-based enamel, semi-gloss.
D.Toilet room walls to be painted with eggshell latex paint.
E.Color Selections: One base color and one trim color to be selected for restrooms; one base color and one trim color to be selected for break room; one base color and one trim color to be selected for all other office areas.

7. HVAC
A.Heating and air conditioning in office area to be furnished by either split systems or roof top/package units to maintain a maximum 75ºF with 94ºF outside air temperature. Higher cooling loads imposed by equipment or heavier than normal occupancy would be an additional cost. Roof mounted equipment shall not be installed within thirty feet (30’) of building perimeter unless a parapet provides adequate screening.
B.Provide exhaust fans in toilet rooms.
C.Heating in the warehouse is to be furnished by gas-fired unit heaters in order to maintain 50ºF with 32ºF outside air temperature. All vent stacks shall be provided with appropriate roof flashing that has fully soldered joints.
D.Provide additional structural reinforcement as required for all roof mounted equipment.
E.Warehouse ventilation provided by roof-mounted up blast fans.

8. PLUMBING
A.Water closet and urinals in toilet rooms in quantities as indicated on drawings.
B.Lavatory in each toilet room per drawings.
C.48” grab bar and 36” grab bar in handicapped toilet.
D.Single roll toilet paper holder.
E.Surface mounted towel dispenser.

F.One mirror extending the full width of the lavatory counter top.
G.Provide water heater (above ceiling in office area) sized as required to serve fixtures indicated.
H.All drinking fountains to be non-electric.

9. FIRE PROTECTION
A.Provide sprinkler drops to accommodate the office lay-out. B.Provide fire extinguishers per local fire marshal’s requirements.
10. ELECTRICAL
A.Provide service as recommended by electrical contractor.
B.Provide 3-phase, 277/480 volt electric service.
C.Provide warehouse lighting of 20 f.c. (unracked at 36” a.f.f.) using metal halide fixtures. Switching at panel with one fixture on continuous circuit for night-light.
D.Office lighting by 2’ - 0” x 4’ - 0” lay-in fluorescent fixtures with acrylic lens to maintain 50 foot candles at desk top.
E.Provide duplex receptacles and telephone boxes as shown on the drawings (Phone and data wiring to be provided by tenant.).
F.Exit signs and battery-pack emergency lighting as required by code.
G.Fire alarm and security system to be provided by tenant.
H.Provide electrical room lay-out drawing for owner’s approval prior to beginning work.

11. MISCELLANEOUS
A. Bali customizer mini blinds, 6 gauge aluminum, Snow Cap White (#386) to be placed at all storefront glass in first generation build-out. Repair and replace as necessary to match existing in renovated spaces.

12. ADDITIONAL TENANT RESPONSIBILITIES
A.Low-voltage (new and existing), phone, data systems and associated cabling is the sole responsibility of Tenant.
B.Keys. Tenant shall be responsible for all keys to the Premises, including re-keying any existing locks. Landlord shall provide Tenant with one (1) key to the main building electrical room.
C.Fire alarm and security system to be provided and maintained by tenant, inclusive of cabling and electrical requirements.
D.Movers. Coordinating and scheduling of movers is the responsibility of Tenant.
E.Furniture and Cubicles. Tenant is responsible for all costs associated with moving, set-up, installation and removal of all furniture and cubicles, including electrical costs.
F.Trade Fixtures. Tenant is responsible for all costs associated with installation, operation and removal of trade fixtures and equipment.

EXHIBIT “D” FORM SNDA

After Recording Please Return To:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of    ,    (the “Effective Date”), between TRUIST BANK, a North Carolina banking corporation, whose address is

Exhibit D

    [insert address of CRE loan administration office where loan will be serviced, Attn: Loan Servicing] (“Lender”), and        , a    , whose address is    (“Tenant”), with reference to the following facts:

A.     , a _    , whose address is
(“Landlord”), owns, or is the contract purchaser of, the real property located at    (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in SCHEDULE A.

B.Lender and Landlord have entered into that certain [Construction] Loan Agreement dated , 20 (as amended, increased, renewed, extended, spread, consolidated, restated or otherwise modified from time to time, the “Loan Agreement”), for a loan to Landlord in the [original] principal amount of [up to] $    (the “Loan”).

C.To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain [Deed to Secure Debt/Deed of Trust/Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing] dated
    , , in favor of Lender [for NC and other Deed of Trust states, replace with “ in favor of , as Trustee for the benefit of Lender as beneficiary”] (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Security Instrument”) [to be] recorded [on    , at Book    , Page
    ,] in the    of    ,    (the “Records”).

D.Pursuant to a Lease, dated as of    ,    , as amended on    ,    and
    ,    (together with all rights, remedies and options of Tenant thereunder and all right, title and interest of Tenant in and to the Landlord’s Premises, the “Lease”); Landlord demises to Tenant [a portion of] Landlord’s Premises (“Tenant’s Premises”).
Tenant’s Premises are commonly known as    .

[E.    A memorandum or short form of the Lease [is to be recorded in the Records prior to the recording of this Agreement.] [was recorded in the Records on    , at Book    , Page    .]

F.    Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

Definitions.

The following terms shall have the following meanings for purposes of this Agreement.
Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation except to the extent such reconstruction or repair requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Landlord’s Premises and arising out of such fire, casualty or condemnation that have actually been received by Lender or Successor Landlord, as applicable; or (b) day-to-day maintenance and repairs.

Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this

Exhibit D

Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under or secured by the Security Instrument.

Nondisturbance, Recognition and Attornment.

No Exercise of Security Instrument Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

Nondisturbance and Attornment. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.
Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Security Instrument, Successor Landlord shall not be liable for or bound by any of the following matters:

Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, and any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, or any act, omission, default, misrepresentation, or breach of warranty, of Former Landlord or obligations accruing prior to the date of attornment. (The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under the Lease.)

Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or

Exhibit D

(b)with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender. This paragraph is not intended to apply to Landlord’s obligation to make any payment that constitutes a “Construction-Related Obligation.”

Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent.

Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.

Exculpation of Successor Landlord.

A.    Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this
Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to
Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Further, neither Lender nor Successor Landlord shall have any liability or responsibility under or pursuant to the terms of the Lease and/or this Agreement after it ceases to own a fee interest in or to the Landlord’s Premises.

Lender’s Right to Cure.

Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

Lender’s Cure Period. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.
Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Lender undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

Confirmation of Facts.

Tenant represents to Lender and to any Successor Landlord, in each case as of the Effective Date:

Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Tenant has no interest in Landlord’s Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant’s obligations under the Lease.

Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

Exhibit D

No Landlord Default. To the best of Tenant’s knowledge, no breach or default of or under the Lease by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

No Termination. Tenant has not commenced any action nor sent or received any notice to terminate the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

Commencement Date. The “Commencement Date” of the Lease was    .

Acceptance. Except as set forth in SCHEDULE B (if any) attached to this Agreement: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises and Tenant has accepted such performance by Landlord.

No Transfer. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein.

Satisfaction of Construction-Related Obligations. Landlord has satisfied in full all Construction-Related Obligations required of Landlord under the Lease.

Miscellaneous.

Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five (5) business days after being sent by certified mail (return receipt requested).

Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Lender assigns the Security Instrument, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.
Interaction with Lease and with Security Instrument. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Instrument. Lender confirms that Lender has consented to Landlord’s entering into the Lease.

Lender’s Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the [Commonwealth/District/State of    ], excluding its conflict of laws principles.

Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Exhibit D

Due Authorization. Each of the parties hereto represents that it has full authority to enter into this Agreement and that its entry into this Agreement has been duly authorized by all necessary actions.

Consequential Damages. In no event shall either party hereto and/or its successors and assigns be liable for any incidental, consequential, punitive, or exemplary damages in connection with this Agreement, the Lease and the Security Instrument.

Payments to Lender after Default under Security Instrument. Landlord’s interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the Loan, and In the event that Lender notifies Tenant of a default under the Security Instrument and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Lender, without any obligation on the part of Tenant to provide notice to or obtain the consent of Landlord or to determine whether a default actually exists under the Security Instrument and notwithstanding any contrary instructions of or demands from Landlord. Until Tenant receives any such request from Lender, Tenant will pay all of said rent to Landlord in accordance with the terms of the Lease.

[Signatures Commence on Following Page]

Exhibit D

IN WITNESS WHEREOF, this Agreement has been duly executed and sealed by Lender and Tenant as of the Effective Date.
LENDER TRUIST BANK,
a North Carolina banking corporation

By:         (SEAL)
Name:     Title:

[insert applicable state notary/acknowledgement]

TENANT

    , a

By:         (SEAL)
Name:     Title:

[insert applicable state notary/acknowledgement]

Exhibit D

LANDLORD’S CONSENT

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Security Instrument or the Lease. The above Agreement discharges any obligations of Lender under the Security Instrument and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement. Landlord hereby authorizes and directs Tenant to abide by any written notice from Lender or Successor Landlord to pay the rents and all other sums due under the Lease directly to Lender or Successor Landlord. Landlord waives all claims against Tenant for any sums so paid at Lender or Successor Landlord’s direction. Tenant may conclusively rely upon any written notice Tenant receives from Lender or Successor Landlord notwithstanding any claims by Landlord contesting the validity of any term or condition of such notice, including any default claimed by Lender or Successor Landlord, and Tenant shall have no duty to inquire into the validity or appropriateness of any such notice.

LANDLORD

    , a

By:         (SEAL)
Name:     Title:

[insert applicable state notary/acknowledgement]

Exhibit D

EXHIBIT “E”

FORM TENANT ACCEPTANCE OF PREMISES

Re: Lease Agreement dated    , 2021 (the “Lease”) by and between Carolina CC Venture XXXVII, LLC, a Delaware limited liability company (“Landlord”), and Proterra Operating Company, Inc., a Delaware corporation (“Tenant”), pertaining to the premises described therein (“Premises”)

This will confirm that, as of the date of this letter:

1.Tenant has accepted the Premises in accordance with the Lease.

2.The Commencement Date of the Demised Term is    .

3.The expiration date of the Demised Term is    .

4.Defined terms used herein shall have the meanings ascribed to them in the Lease.

LANDLORD:

CAROLINA CC VENTURE XXXVII, LLC, a
Delaware limited liability company

By: McDonald Ventures XXXVII, LLC, a Georgia limited liability company, Its Manager

By: McDonald Industrial XXXVII, LLC, a Georgia limited liability company, Its Manager

By:         John R. McDonald, Manager

Date:
TENANT: PROTERRA OPERATING COMPANY, INC., a Delaware corporation By: Name: Title: Date: